Exhibit 10.4

LEASE AGREEMENT
between
GAINESVILLE AND HALL COUNTY DEVELOPMENT AUTHORITY
and
FOX FACTORY, INC.
Dated as of June 1, 2020

This Lease Agreement and all right, title and interest of the Gainesville and Hall County Development Authority (the “Issuer”), in any rents, revenues and receipts derived under this Lease Agreement have been assigned to Fox Factory, Inc., as Bondholder, under the Financing Agreement, dated as of June 1, 2020, between the Issuer and the Bondholder, which secures not to exceed $75,000,000 in aggregate principal amount of Gainesville and Hall County Development Authority Taxable Industrial Development Revenue Bonds (Fox Factory, Inc. Project), Series 2020.

LEASE AGREEMENT
TABLE OF CONTENTS
(The Table of Contents for this Lease Agreement is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of this Lease Agreement.)

		Page
PARTIES		1

	ARTICLE I
	DEFINITIONS
Section 1.1	Definitions	1
Section 1.2	Rules of Construction	5

	ARTICLE II
	REPRESENTATION AND WARRANTIES
Section 2.1	Representations and Warranties by the Issuer	5
Section 2.2	Representations and Warranties by the Lessee	6

	ARTICLE III
	LEASING CLAUSES AND WARRANTY OF TITLE
Section 3.1	Lease of the Project	7
Section 3.2	Title to Project	7
Section 3.3	Quiet Enjoyment	8
Section 3.4	Agreement of the Issuer to Execute Amendment to Lease Agreement	8
Section 3.5	Additional Encumbrances	8

	ARTICLE IV
	LEASING CLAUSES AND WARRANTY OF TITLE
	COMMENCEMENT AND COMPLETION OF THE PROJECT;
	ISSUANCE OF THE SERIES 2020 BONDS
Section 4.1	Agreement to Acquire and Install the Project	9
Section 4.2	Agreement to Issue Series 2020 Bonds; Application of Series 2020 Bond Proceeds	9
Section 4.3	Disbursements from the Project Fund	10
Section 4.4	Obligation of the Parties to Cooperate in Furnishing Documents to Each Other	11
Section 4.5	Establishment of Completion Date	11
Section 4.6	Lessee Required to Pay Project Costs in Event Project Fund Insufficient	11
Section 4.7	Issuer to Pursue Remedies Against Suppliers, Contractors and Subcontractors and Their Sureties	11
Section 4.8	Investment of Project Fund Moneys Permitted	11

	ARTICLE V
	EFFECTIVE DATE OF THIS LEASE; DURATION OF
	LEASE TERM; RENTAL PROVISIONS
Section 5.1	Effective Date of this Lease; Duration of Lease Term	12
Section 5.2	Delivery and Acceptance of Possession	12
Section 5.3	Rents and Other Amounts Payable	12
Section 5.4	Place of Rental Payments	12
Section 5.5	Obligations of Lessee Hereunder Absolute and Unconditional	13
1

2

3

LEASE AGREEMENT
THIS LEASE AGREEMENT, dated as of June 1, 2020, by and between the GAINESVILLE AND HALL COUNTY DEVELOPMENT AUTHORITY (the “Issuer”), a public body corporate and politic and an instrumentality of the City of Gainesville and Hall County, Georgia, duly organized and existing under the Constitution and laws of the State of Georgia, as lessor, and FOX FACTORY, INC. (the “Lessee”), a California corporation, as lessee.
W I T N E S S E T H:
That in consideration of the respective representations and agreements hereinafter contained, the Issuer and the Lessee agree as follows (provided, that in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be a general debt on its part but shall be payable solely out of the rents, revenues and receipts derived from this Lease Agreement, the sale of the bonds referred to in Section 2.1 hereof, the insurance and condemnation awards as herein described and any other rents, revenues and receipts arising out of or in connection with its ownership of the Project as hereinafter defined):
ARTICLE I
DEFINITIONS
Section 1.1. Definitions. In addition to the words and terms elsewhere defined in this Lease Agreement, the following words and terms as used in this Lease Agreement shall have the following meanings unless the context or use indicates another or different meaning or intent. Terms which are not defined in this Lease Agreement shall have the meaning specified in Article I of the Financing Agreement except as herein otherwise expressly provided or unless the context requires otherwise.
“2020 Project” means the Project Facility Site, the Project Facility and the Project Equipment acquired with part of the proceeds of the Series 2020 Bonds during 2020 and designated as 2020 Project Equipment on Exhibit “C” hereto or by amendment thereof.
“2021 Project” means the Project Equipment acquired with part of the proceeds of the Series 2020 Bonds during 2021 and designated as 2021 Project Equipment on Exhibit “C” by amendment thereof.
“2022 Project” means the Project Equipment acquired with part of the proceeds of the Series 2020 Bonds during 2022 and designated as 2022 Project Equipment on Exhibit “C” by amendment thereof.
“Act” means an amendment to the Constitution of the State of Georgia (Ga. Laws 1964, page 866, et seq., as continued by Ga. Laws 1986, page 4328, et seq.), ratified and proclaimed, and an act of the General Assembly of the State of Georgia (Ga. Laws 1964, page 2282, et seq.), as amended.
“Acquisition Period” means the period beginning on the date on which the Series 2020 Bonds are delivered to the first purchaser or purchasers thereof or the date upon which the acquisition, construction and installation of the Project began, whichever is earlier, and ending on the Completion Date.
“Affiliate” means a corporation or other entity that controls the Lessee, that the Lessee controls or that is under common control with the Lessee through a common “parent” corporation or other entity. For such purposes the ownership of more than 50% of the voting stock or ownership interest of a corporation or other entity shall constitute “control.”
“Authorized Issuer Representative” means the person or persons at the time designated to act on behalf of the Issuer by certificate furnished to the Lessee and the Bondholder containing the specimen signature of each such person and signed by the Chairman or Vice Chairman of the Issuer. Such certificate may designate an alternate or alternates, each of whom shall be entitled to perform all duties of the Authorized Issuer Representative. Should any Authorized Issuer Representative not be satisfactory to the Lessee, then upon the request of the Lessee and the Bondholder, the Issuer will designate another Authorized Issuer Representative.
“Authorized Lessee Representative” means the person or persons at the time designated to act on behalf of the Lessee by written certificate furnished to the Issuer and the Bondholder containing the specimen signature of each such persons and signed on behalf of the Lessee by an officer of the Lessee. Such certificate may designate an alternate or alternates.
“Bill of Sale” means the Bill of Sale (Project Equipment) to be dated the date of actual execution and delivery thereof, held in trust by the Escrow Agent in accordance with the provisions hereof. The Bill of Sale, in substantially the form it is to be executed and delivered, is attached as Exhibit “E” hereto.
“Bond” or “Bonds” means any or all of the Series 2020 Bonds issued by the Issuer pursuant to the Financing Agreement.

“Bond Fund” means the Bond principal and interest payment fund created by Section 602 of the Financing Agreement and within which has been established a general account and a special account. Any reference herein to the “Bond Fund” without further limitation or explanation shall be deemed to be a reference to the general account in the Bond Fund.
The term “Bondholder” means Fox Factory, Inc., and its successors and assigns.
“Completion Date” means the date of completion of the acquisition, construction and installation of the Project as provided in Section 4.5 hereof.
“Counsel” means an attorney or firm thereof admitted to practice law before the highest court of any State of the United States of America or the District of Columbia. An attorney for the Issuer or the Lessee may be eligible for appointment as Counsel.
“Direct Payment Agreement” means the Direct Payment Agreement, dated as of June 1, 2020, among the Issuer, the Lessee and the Bondholder, as authorized by Section 208 of the Financing Agreement.
“Event of Default” means any of the events described in Section 10.1 hereof.
“Financing Agreement” means the Financing Agreement between the Issuer and the Bondholder of even date herewith, pursuant to which the Bonds are authorized to be issued and the Issuer’s interest in the Lease and the rents, revenues and receipts arising out of or in connection with the Issuer’s ownership of the Project are to be pledged and assigned to the Bondholder as security for the payment of the principal of, prepayment premium (if any) and interest on the Bonds, including any agreement supplemental thereto.
“Financing Statements” means any and all financing statements (including continuation statements) filed for record from time to time to perfect the security interests created by Financing Agreement and the security interests created by the Security Deed.
“Government Obligations” means (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, or (b) obligations issued by any agency controlled or supervised by and acting as an instrumentality of the United States of America, the payment of the principal of and interest on which is fully and unconditionally guaranteed as a full faith and credit obligation of the United States of America (including any securities described in (a) or (b) issued or held in book-entry form on the books of the Department of Treasury of the United States of America), which obligations, in either case, are held in the name of the Issuer and are not subject to redemption prior to maturity by anyone other than the holder thereof.
“Independent Counsel” means an attorney or firm thereof duly admitted to practice law before the highest court of any state or the District of Columbia and not an employee of the Issuer or the Lessee.
“Issuer” means the Gainesville and Hall County Development Authority, a public body corporate and politic and an instrumentality of the City of Gainesville and Hall County, Georgia, created and existing pursuant to Act, and its successors and assigns.
“Issuer Documents” means this Lease, the Financing Agreement, the Bond Purchase Agreement, the Bill of Sale, the Warranty Deed, the Security Deed, the Direct Payment Agreement and the PILOT Agreement.
“Lease” means this Lease Agreement as it now exists and as it may hereafter be amended pursuant to Article XIV of the Financing Agreement.
“Lease Term” means the duration of the lessee interest created by this Lease as specified in Section 5.1 hereof.
“Lessee” means Fox Factory, Inc., a California corporation, and its successors and assigns, including any surviving, resulting or transferee Person as provided in Section 8.3 hereof.
“Lessee Documents” means this Lease and the Direct Payment Agreement.
“Net Proceeds” when used with respect to any insurance or condemnation award, means the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after payment of all expenses (including attorneys and fees) incurred in the collection of such gross proceeds.
The term “Payment in Full of the Bonds” specifically encompasses the situations referred to in Section 1002 of the Financing Agreement.
“Permitted Beneficiary” has the meaning set forth in Section 3.5 hereof.

“Permitted Encumbrances” means, as of any particular time, (i) liens for ad valorem taxes and special assessments not then delinquent or permitted to exist as provided in Section 6.3 hereof, (ii) this Lease, the Financing Agreement, and the Security Deed, and the security interests created herein, in the Security Deed, and in the Financing Agreement, (iii) unfiled and inchoate mechanics, and materialmen’s liens for construction work in progress, (iv) architects’, contractors’, subcontractors’, mechanics’, materialmen’s, suppliers’, laborers, and vendors’ liens or other similar liens not then payable or permitted to exist as provided in Section 6.1(c) hereof, (v) those matters set forth on Exhibit “I” attached hereto and by reference made a part hereof, (vi) utility, access or other easements and rights of way, restrictions, reservations, reversions and exceptions in the nature of easements that Lessee will certify will not materially interfere with or impair the operations being conducted at the Project, (vii) the liens permitted by Section 3.5 and defined as Permitted Mortgages therein and (viii) such minor defects, irregularities and encumbrances as the Lessee, by an Authorized Lessee Representative, certifies do not, in the aggregate, materially impair the property affected thereby for purpose for which it was acquired or is held by the Issuer.
“Permitted Investments” means the following securities, and no other:
(1) Bonds or obligations of such county, municipal corporation, school district, political subdivision, authority, or body or bonds or obligations of the State of Georgia or of other counties, municipal corporations, and political subdivisions of the State of Georgia which are rated in the highest rating category by a nationally recognized rating agency (e.g., at least “A” by Moody’s or S&P);
(2) Bonds or other obligations of the United States government or of subsidiary corporations of the United States government which are fully guaranteed by such government;
(3) Obligations of agencies of the United States government issued by the Federal Land Bank, the Federal Home Loan Bank, the Federal Intermediate Credit Bank, and the Central Bank for Cooperatives and any other such agency or instrumentality now or hereafter in existence; provided however, that all such obligations shall have e a current credit rating from a nationally recognized rating service of at least one of the three highest rating categories available and have a nationally recognized market;
(4) Bonds or other obligations issued by any public housing agency or municipal corporation in the United States, which such bonds or obligations are fully secured as to the payment of both principal and interest by a pledge of annual contributions under an annual contributions contract or contracts with the United States government, or project notes issued by any public housing agency, urban renewal agency, or municipal corporation in the United States which are fully secured as to payment of both principal and interest by a requisition, loan, or payment agreement with the United States government;
(5) Certificates of deposit of national or state banks located within the State of Georgia which have deposits insured by the Federal Deposit Insurance Corporation and certificates of deposit of federal savings and loan associations and state building and loan or saving and loan associations located within the State of Georgia which have deposits insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation or the Georgia Credit Union Deposit Insurance Corporation, including the certificates of deposit of any bank, saving and loan association, or building and loan association acting as depository, custodian, or trustee for any such bonds proceeds. The portion of such certificates of deposit in excess of the amount insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, or the Georgia Credit Union Deposit Insurance Corporation, if any, shall be secured by deposit, with the Federal Reserve Bank of Atlanta, Georgia, or with any national or state bank or federal savings and loan association or state building and loan or savings and loan association located within the State of Georgia, of one or more of the following securities in an aggregate principal amount equal at least to the amount of such excess: direct and general obligations of the State of Georgia or of any county or municipal corporation in the State of Georgia, obligations of the United States or subsidiary corporations included in paragraph (2) of the Official Code of Georgia Annotated Title 36, Chapter 82-7, obligations of the agencies of the United States government included in paragraph (3) of said Code section, or bonds, obligations, or project notes of public housing agencies, urban renewal agencies, or municipalities included in paragraph (4) of said Code section;
(6) Securities of or other interests in any no-load, open-end management type investment company or investment trust registered under the Investment Company Act of 1940, as from time to time amended, or any common trust fund maintained by any bank or trust company which holds such proceeds as trustee or by an affiliate thereof so long as:
(A) The portfolio of such investment company or investment trust or common trust fund is limited to the obligations referenced in paragraphs (2) and (3) of the Official Code of Georgia annotated Title 36, Chapter 82-7 and repurchase agreements fully collateralized by any such obligations;

(B) Such investment company or investment trust or common trust fund takes delivery of such collateral either directly or through an authorized custodian;
(C) Such investment company or investment trust or common trust fund is managed so as to maintain its shares at a constant net asset value; and
(D) Securities of or other interests in such investment company or investment trust or common trust fund are purchased and redeemed only through the use of national or state banks having corporate trust powers and located within the State of Georgia;
(7) Interest bearing time deposits, repurchase agreements, reverse repurchase agreements, rate guarantee agreements, or other similar banking arrangements with a bank or trust company having capital and surplus aggregating at least $50 million or with any government bond dealer reporting to, trading with, and recognized as a primary dealer by the Federal Reserve Bank of New York having capital aggregating at least $50 million or with any corporation which is subject to registration with the Board of Governors of the Federal Reserve System pursuant to the requirements of the Bank Holding Company Act of 1956, provided that each such interest-bearing time deposit, repurchase agreement, reverse repurchase agreement, rate guarantee agreement, or other similar banking arrangement shall permit the moneys so placed to be available at the time provided with respect to the investment or reinvestment o such moneys; and
(8) Any other investments to the extent now or hereafter permitted for the investment of public funds under the Constitution and laws of the State of Georgia.
“Permitted Mortgage” has the meaning set forth in Section 3.5 hereof.
“Person” means natural persons, firms, associations, corporations and public bodies and any other legal entities.
“PILOT Agreement” means that certain PILOT Agreement, dated as of June 1, 2020, between the Issuer and the Lessee.
“Project” means the acquisition of the Project Facility Site, the acquisition, construction and installation of the Project Facility on the Project Facility Site and the Project Equipment installed in the Project Facility or on the Project Facility Site, and consists of the 2020 Project, the 2021 Project and the 2022 Project.
“Project Equipment” means those items of machinery, equipment and related property required or authorized herein to be acquired and installed in the Project Facility or on the Project Facility Site with proceeds from the sale of the Bonds or the proceeds of any payment by the Lessee pursuant to Section 4.6 hereof or otherwise as agreed to between the Lessee and the Issuer and any item of machinery, equipment and related property acquired and installed in the Project Facility or on the Project Facility Site in substitution therefor and renewals and replacements thereof pursuant to Sections 6.2, 7.1 and 7.2 hereof, less such machinery, equipment and related property as may be released from this Lease pursuant to Section 6.2 hereof or taken by the exercise of power of eminent domain as provided in Section 7.2 hereof, but not including the Lessee’s own machinery, equipment and related property installed under the provisions of Section 6.1(b) hereof. The Project Equipment is more fully described in Exhibit “C” attached hereto, as amended from time to time, and by this reference made a part of this Lease. The items of leased equipment comprising part of the Project at any time and from time to time may be tagged or otherwise identified by serial number or other recognizable identification system as being the property of the Issuer and leased to the Lessee hereunder. The Project Equipment shall be divided into “2020 Project Equipment,” “2021 Project Equipment” and “2022 Project Equipment” as designated on Exhibit “C” hereto.
“Project Facility” means the facility for the manufacture of shock absorbers for automobiles, trucks and motorcycles located on the Project Facility Site in Gainesville Industrial Park West, Gainesville, Hall County, Georgia, said Project Facility being more particularly described in Exhibit ”B” attached hereto and by this reference made a part hereof.
“Project Facility Site” means the real estate and interests in real estate described in Exhibit “A” attached hereto and by this reference made a part hereof.
“Project Fund” means the project fund created by Section 701 of the Financing Agreement and referred to in Sections 4.2 and 4.3 hereof.
“Project Summary” means the Project Summary, dated as of June 1, 2020, filed with the Secretary of the Issuer, as the same may be amended from time to time in accordance with the provisions of this Lease. The Project Summary is contained in Exhibit “D” attached hereto and by this reference made a part of this Lease.
“Security Deed” means the deed to secure debt and security agreement of even date herewith from Issuer to the Bondholder, and any amendments or supplements thereto, pursuant to which the Issuer will convey a security interest in the Project to the Bondholder as additional security for the payment of the principal of and interest on the Bonds, which deed shall be recorded in the Clerk’s Office, Hall County Superior Court.

“Security interest” or “security interests” shall have the meaning set forth in the Uniform Commercial Code of Georgia, as now or hereafter amended.
“Series 2020 Bonds” means the Gainesville and Hall County Development Authority Taxable Industrial Development Revenue Bonds (Fox Factory, Inc. Project), Series 2020, in the aggregate principal amount not to exceed $75,000,000, delivered in installments in accordance with Section 304 of the Financing Agreement.
“Warranty Deed” means the Warranty Deed to be dated the date of actual execution and delivery thereof, held in trust by the Escrow Agent in accordance with the provisions hereof. The Warranty Deed, in substantially the form it is to be executed and delivered, is attached as Exhibit “F” hereto.
Section 1.2. Rules of Construction. Unless the context clearly indicates to the contrary:
(a) “Herein”, “hereby”, “hereunder”, “hereof”, “hereinbefore”, “hereinafter” and other equivalent words refer to this Lease and not solely to the particular portion thereof in which any such word is used.
(b) Words importing the singular number shall include the plural number and vice versa, and any pronoun used herein shall be deemed to cover all genders.
(c) All references herein to particular Articles or Sections are references to Articles or Sections of this Lease.
(d) Any certificate or statement required to be delivered under the provisions of this Lease or the Financing Agreement shall, in the absence of manifest error, be deemed to be conclusive evidence of the truth, correctness and accuracy of the matters covered in such certificate or statement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.1. Representations and Warranties by Issuer. The Issuer makes the following representations and warranties:
(a) Organization and Authority. The Issuer is a public body corporate and politic and an instrumentality of the City of Gainesville and Hall County, Georgia, duly organized and existing under the Constitution and laws of the State of Georgia, including particularly the provisions of the Act. Under the provisions of the Act, the Issuer has the power to execute and deliver the Issuer Documents, to enter into the transactions contemplated thereby and to perform and observe its obligations contained therein in accordance with the terms thereof. By proper corporate action, the Issuer has duly authorized the execution and delivery of the Issuer Documents.
(b) Qualification of Project Under Act. The Project constitutes a “project” within the meaning of the Act for which bonds may be issued under the Act, and is located in Gainesville, Hall County, Georgia.
(c) Public Purpose. The Issuer has found and hereby declares that the issuance of the Bonds and the use of the proceeds of the Bonds to acquire, construct and install the Project and the leasing of the Project to the Lessee and the sale of the Project to the Lessee at the expiration or sooner termination of the Lease Term is in furtherance of the public purposes for which the Issuer was created.
(d) Agreements are Legal and Authorized. The Issuer is not subject to any charter, by-law or contractual limitation or provision of any nature whatsoever which in any way limits, restricts or prevents the Issuer from entering into the Issuer Documents or performing any of its obligations thereunder, except to the extent that such performance may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditor’s rights.
(e) Limited Obligations. Notwithstanding anything herein contained to the contrary, any obligation the Issuer may hereby incur for the payment of money shall not be a general debt on its part but shall be payable solely from rents, revenues and receipts derived from this Lease, the sale of the Bonds and any other rents, revenues and receipts derived by the Issuer arising out of or in connection with its ownership of the Project.
(f) Issuance of Bonds. To accomplish the foregoing, the Issuer proposes to issue not to exceed $75,000,000 in aggregate principal amount of its Series 2020 Bonds immediately following the execution and delivery of this Lease. The date, denominations, interest rate, maturity date, prepayment provisions and other pertinent provisions with respect to the Bonds are set forth in the Financing Agreement (particularly Articles II and III thereof) and by this reference thereto they are incorporated herein.

(g) Security for Bonds. The Bonds are to be issued under and secured by the Financing Agreement, pursuant to which the Issuer’s right, title and interest in this Lease (except for certain rights of indemnification and payment of expenses), and the rents, revenues and receipts arising out of or in connection with the Issuer’s ownership of the Project will be assigned to the Bondholder and pledged as security for the payment of the principal of and interest on the Bonds. In addition, the Issuer will execute and deliver the Security Deed conveying to the Bondholder a security interest in the Project, as additional security for the payment of the principal of and interest on the Bonds.
(h) No Prior Pledge. Neither this Lease nor the receipts and revenues hereunder have been pledged or hypothecated in any manner or for any purpose (other than as provided in the Financing Agreement).
(i) Governmental Consents. Neither the nature of the Issuer nor any of its activities or properties, nor any relationship between the Issuer and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of any of the Bonds is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Issuer in connection with the execution, delivery and performance of any of the Issuer Documents or the offer, issue, sale or delivery of the Bonds, other than those already obtained or filed; provided, however, no representation is made herein as to compliance with the securities or “blue sky” laws of any jurisdiction.
(j) No Defaults. No event has occurred and no condition exists with respect to the Issuer which would constitute an event of default, as defined therein, under any of the Issuer Documents or which, with the lapse of time or with the giving of notice or both, would become an event of default under any of the Issuer Documents.
(k) Enforceability. Each of the Issuer Documents is a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, except to the extent the Enforceability hereof may be subject to (i) the exercise of judicial discretion in accordance with general principles of equity, and (ii) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors, rights heretofore or hereinafter enacted to the extent constitutionally applicable.
(1) No Warranty by Issuer of Condition or Suitability of the Project. The Issuer makes no warranty, either express or implied, as to the suitability or utility of the Project or as to the condition of the Project or that the Project is or will be suitable for the Lessee’s purposes or needs.
(m) Pending Litigation. There are no actions, suits, proceedings, inquiries or investigations pending, or to the knowledge of the Issuer threatened, against or affecting the Issuer in any court or before any governmental authority or arbitration board or tribunal which is reasonably anticipated to materially and adversely affect the transactions contemplated by any of the Issuer Documents or which is reasonably anticipated to adversely affect the validity or enforceability of the Bonds or any of the Issuer Documents or the ability of the Issuer to perform its obligations under any of the foregoing.
Section 2.2. Representations and Warranties by the Lessee. The Lessee makes the following representations and warranties:
(a) Organization and Power. The Lessee is a corporation duly organized and validly existing under the laws of the State of California, has the power to enter into the Lessee Documents and to perform and observe its obligations contained therein in accordance with the terms thereof, and has, by proper action, been duly authorized to execute, deliver and perform the Lessee Documents in accordance with their respective terms.
(b) Pending Litigation. There are no actions, suits, proceedings, inquiries or investigations pending, or to the knowledge of the Lessee threatened, against or affecting the Lessee in any court or before any governmental authority or arbitration board or tribunal which are reasonably anticipated to materially and adversely affect the transactions contemplated on its part by any of the Lessee Documents or which are reasonably anticipated to adversely affect the validity or Enforceability of the Bonds or any of the Lessee Documents or the ability of the Lessee to perform its obligations under any of the foregoing.

(c) Agreements Are Valid and Authorized. The execution and delivery by the Lessee of the Lessee Documents and the compliance by the Lessee with all of the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby (i) are within the power of the Lessee (ii) will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, its Articles of Incorporation, its bylaws, or in any material respect any commitment, agreement or instrument of whatever nature to which the Lessee is a party or by which it may be bound, or to which any of its properties may be subject, or any license, judgment, decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Lessee or any of its activities or properties (or the Lessee will have obtained an express, written waiver of such condition or provision for the purposes hereof), or (iii) result in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Lessee under the terms of any instrument or agreement.
(d) Governmental Consents. Neither the Lessee nor any of its business or properties, nor any relationship between the Lessee and any other Person, nor any circumstance in connection with the execution, delivery and performance by the Lessee of the Lessee Documents, or the offer, issue, sale or delivery by the Issuer of the Bonds, is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Lessee, other than those already obtained as of the Closing Date; provided, however, no representation is made herein as to compliance with the securities or “blue sky” laws of any jurisdiction nor is any representation made as to any permits or similar approvals not required as of the date hereof with respect to the Project.
(e) No Defaults. No event has occurred and no condition exists with respect to the Lessee that would constitute an event of default, as defined therein, under any of the Lessee Documents or which, with the lapse of time or with the giving of notice or both, would become an event of default under any of the Lessee Documents.
(f) Governmental Approvals. The Project will be acquired, constructed and installed in such manner as to conform in all material respects with all applicable zoning, planning, building and other regulations of governmental authorities having jurisdiction over the Project and all necessary utilities will be available in all material respects to the Project.
(g) Enforceability. This Lease is a legal, valid and binding obligation of the Lessee enforceable in accordance with its terms, except to the extent the enforceability hereof may be subject to (i) the exercise of judicial discretion in accordance with general principles of equity, and (ii) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors, rights heretofore or hereinafter enacted to the extent constitutionally applicable.
(h) Purpose of Project. The Lessee presently intends to operate the Project, located wholly within Gainesville, Hall County, Georgia, in a manner consistent with the Act, principally as a facility for the manufacture of shock absorbers for automobiles, trucks and motorcycles from the Completion Date until the expiration or sooner termination of the Lease Term as provided herein.
ARTICLE III
LEASING CLAUSES AND WARRANTY OF TITLE
Section 3.1. Lease of the Project. The Issuer hereby leases to the Lessee, and the Lessee hereby leases from the Issuer, subject to Permitted Encumbrances, the Project at the rental set forth in Section 5.3 hereof and in accordance with the provisions of this Lease.
Section 3.2. Title to Project. The Issuer for itself, its successors and assigns, warrants to the Lessee, its successors and assigns, that the Issuer has good and valid title in and to the Project, free from all encumbrances except Permitted Encumbrances.
The Issuer agrees that it shall upon request of the Lessee join where necessary in any proceeding to protect and defend the Issuer’s title in and to the Project, provided that the Lessee shall pay the entire cost of any such proceeding, reimburse and indemnify and hold harmless the Issuer from any cost or liability whatsoever.
The Lessee and the Issuer agree that the Issuer will hold title to such of the Project as is conveyed by the Lessee to the Issuer from time to time.

Section 3.3. Quiet Enjoyment. The Issuer warrants and covenants that it will defend the Lessee in the quiet enjoyment and peaceful possession, use and operation of the Project, and all appurtenances thereunto belonging, free from all claims of all persons whomsoever acting by, through or under the Issuer, throughout the Lease Term.
In addition to the foregoing warranty, the Issuer agrees that it will not take or cause another party to take any action to interfere with the Lessee’s peaceful, use, operation and quiet enjoyment of the Project. The Issuer agrees that in the event the peaceful and quiet enjoyment of the Project shall otherwise be denied to the Lessee or contested by anyone, the Issuer shall upon request of the Lessee join where necessary in any proceeding to protect and defend the quiet enjoyment of the Lessee, provided that, unless such denial or contest shall result from the gross negligence or willful misconduct of the Issuer or violation by the Issuer of its warranties and covenants contained herein, the Lessee shall pay the entire cost of any such proceeding, and reimburse and indemnify and hold harmless the Issuer from any cost or liability whatsoever.
Section 3.4. Agreement of the Issuer to Execute Amendment to Lease Agreement. The Issuer and the Lessee understand and agree that additional items of machinery, equipment and related personal property for the Project Facility and additional real property may be acquired, constructed or installed by the Lessee and conveyed to the Issuer or may be acquired directly by the Issuer from time to time hereafter and in each event thereby comprise a portion of the Project hereunder. The Issuer agrees, at the request of the Lessee, to execute an Amendment to Lease Agreement in the form contained as Exhibit “G” hereto without further action on its part contained and the additional property added thereby shall become a part of the Project and leased by the Issuer to the Lessee pursuant to the provisions of this Lease Agreement.
Section 3.5. Additional Encumbrances; Consents; Subordination; Estoppel Certificates. The Issuer agrees with the Lessee that the Issuer shall not grant any security interest, liens, mortgages, deeds of trust or other pledges or encumbrances on the Project Facility, the Project Facility Site, the Project Equipment, or any other equipment or other property which is or may from time to time become subject to this Lease (collectively, the “Leased Property”), except that, at the written request of the Lessee, the Issuer shall grant to any of the Lessee’s lenders, creditors or other parties as requested by the Lessee from time to time (each, a “Permitted Beneficiary”), a security interest in, lien on, pledge of, mortgage in, deed to secure debt and deed of trust on, all or any portion of the Leased Property and, at the written request of the Lessee, the Issuer will enter into any security agreements, mortgages, deeds of trust, deeds to secure debt or other instruments as may be requested by the Lessee (each a “Permitted Mortgage”) in connection with any such grant. The Lessee will reimburse the Issuer for all of its reasonable fees and expenses relating to any such grant or documentation and the Issuer shall not have any pecuniary liability resulting from any such grant or documentation. All Permitted Mortgages shall be considered Permitted Encumbrances.
From time to time during the term of this Lease, Lessee expects to secure financing of its interest in the Project by collaterally assigning Lessee’s interest in this Lease together with the Bonds. In the event of any such assignment to a Permitted Beneficiary, Issuer will, upon not less than ten (10) days prior request by Lessee, execute, acknowledge and deliver to Lessee (i) a consent to such assignment addressed to such Permitted Beneficiary or (ii) a subordination agreement, whichever shall be requested by Lessee, in a form satisfactory to such Permitted Beneficiary; and Issuer will produce, at Lessee’s expense, such certificates, subordination agreements, opinions of counsel and other documents as may be reasonably requested by such Permitted Beneficiary
Nothing contained in this Lease or any of the other Issuer Documents or Lessee Documents or related documents shall prohibit the Lessee from granting to any Permitted Beneficiary a security interest in, a lien upon, a pledge of, a mortgage on, and a deed of trust on, any of the Leased Property, including a leasehold deed to secure debt, from time to time.
Issuer and Lessee will, at any time from time to time, upon not less than ten (10) days prior request by the other party or by a Permitted Beneficiary, execute, acknowledge and deliver a certificate (a) to the effect that (i) this Lease is unmodified and in full effect (or setting forth any modifications and that this Lease is in full effect as modified); (ii) to the knowledge of the signer, the rent and other amounts payable and the dates to which the rent and other amounts payable hereunder have been paid; (iii) to the knowledge of the signer, there are no Events of Default or events which with the passage of time or notice or both would become an Event of Default (or describing the Event of Default); (iv) the commencement and expiration dates of this Lease; (v) the amount of any security or other deposits; and (vi) the Lessee is in possession of the Project (or who is in possession) and (b) concerning such other matters as may reasonably be required by the requesting party. Any such certificate may be relied upon by any mortgagee or prospective purchaser or prospective mortgagee of the Project or Lessee’s interest therein.

ARTICLE IV
COMMENCEMENT AND COMPLETION OF THE PROJECT;
ISSUANCE OF THE SERIES 2020 BONDS
Section 4.1. Agreement to Acquire, Construct and Install the Project. Not later than the delivery of this Lease the Issuer will have acquired the title in and to the Project Facility Site and, subject to the provisions of Section 4.6 hereof, the Issuer agrees that it will cause the acquisition, construction, installation and completion of the Project to be made in accordance with the Project Summary, as may be amended from time to time by the Lessee, the Project to consist of the Project Facility, the Project Facility Site, and the machinery, equipment and related property comprising the Project Equipment, said Project Equipment being more particularly described in the list attached hereto as Exhibit “C,” as from time to time amended, and such other items of machinery, equipment and related property as in the Lessee’s judgment may be necessary or desirable for the operation of the Project and as shall from time to time prior to the Completion Date be specified in written orders from the Lessee to the Issuer, all of which acquisitions, construction and installations shall be made substantially in accordance with directions given by the Lessee. Any changes to the Project Summary shall be made at the sole discretion of the Lessee and shall also be filed with the Secretary of the Issuer and the Authorized Lessee Representative. Upon the request of the Lessee, the Issuer shall deliver to the Lessee an Amendment to Lease Agreement in substantially the form of Exhibit “G” hereto and other appropriate documents necessary to convey to the Issuer title to any real property and any items of machinery, equipment and related personal property acquired and installed with the proceeds of the Bonds or acquired and installed by the Lessee with its own funds.
The Issuer, to the maximum extent permitted by law, hereby makes, constitutes and appoints the Lessee as its true, lawful and exclusive agent for the acquisition, construction and installation of the Project, and the Lessee hereby accepts such agency to act and do all things on behalf of the Issuer, to perform all acts of the Issuer hereinbefore provided in this Section 4.1, and to bring any actions or proceedings against any person which the Issuer might bring with respect thereto as the Lessee shall deem proper. The Issuer hereby ratifies and confirms all actions of the Lessee with respect to the Project prior to the date hereof. This appointment of the Lessee to act as agent and all authority hereby conferred or granted is conferred and granted irrevocably, until all activities in connection with the acquisition, construction and installation of the Project shall have been completed, and shall not be terminated prior thereto by act of the Issuer or of the Lessee.
The Issuer agrees that only such changes will be made in the Project Summary as may be specified by an Authorized Lessee Representative. The Issuer agrees that it will enter into, or accept the assignment of, such contracts as the Lessee may request in order to effectuate the purposes of this Section, but that it will not execute any other contract or give any order for the acquisition, construction and installation of the Project unless and until the Authorized Lessee Representative shall have approved the same in writing.
The Lessee, as agent of the Issuer, shall acquire, construct and install the Project in accordance with the Project Summary as it exists from time to time. The Lessee agrees to complete the acquisition, construction and installation of the Project as promptly as practicable after the date of the execution and delivery of this Lease, to continue such acquisition, construction and installation with all reasonable dispatch and to use its best efforts to cause the same to be completed as soon as practicable, delays incident to strikes, riots, acts of God or the public enemy beyond the reasonable control of the Issuer and the Lessee only excepted, but if said acquisition, construction and installation is not completed within the time herein contemplated there shall be no resulting liability on the part of the Issuer and no diminution in or postponement of the rents required in Section 5.3 hereof to be paid by the Lessee. The Issuer agrees to effect the acquisition, construction and installation of the Project as promptly as practicable after specification by the Lessee of the items to be acquired, constructed and installed, and receipt of the acquisition, construction and installation schedule desired by the Lessee.
Section 4.2. Agreement to Issue Series 2020 Bonds; Application of Series 2020 Bond Proceeds. In order to provide funds for payment of the costs of the acquisition, construction and installation of the Project provided for in Section 4.1 hereof, the Issuer agrees that as soon as possible it will authorize, sell and cause to be delivered to the initial purchaser or purchasers thereof, the Series 2020 Bonds, bearing interest and maturing as set forth in Article III of the Financing Agreement, at a price to be approved by the Lessee. Upon receipt of the proceeds derived from the sale of the Series 2020 Bonds, the Issuer will deposit said proceeds received upon said sale in the Project Fund. The Project shall be divided into three parts, the 2020 Project, the 2021 Project and the 2022 Project. The Bonds will be delivered in one or more installments and at different times as provided in Article II of the Financing Agreement. Notwithstanding anything to the contrary contained herein or in the Financing Agreement, on the date of execution of this Lease, the Issuer will purchase the Project Facility Site and any improvements thereon in exchange for an initial Bond in the principal amount of $34,554,100 in accordance with the provisions of Paragraph 2 of the Bond Purchase Agreement dated as of June 1, 2020, by and between the Issuer and the Lessee, and on each date thereafter that an additional Bond is issued, the Issuer will purchase any additional improvements to the Project Facility Site and/or Project Equipment in exchange for an additional Bond in accordance with such Bond Purchase Agreement.

Section 4.3. Disbursements from the Project Fund. The Issuer will use the moneys in the Project Fund for the following purposes:
(a) Payment of the fees and expenses for recording or filing the deed whereby fee simple title to the Project Facility Site is to be conveyed to the Issuer; payment of the fees and expenses for recording or filing this Lease, the Security Deed, the Financing Agreement and any other documents by which this Lease is assigned as security for the Bonds; the fees and expenses for recording or filing any documents that the Lessee may deem desirable to file for record in order to protect the title of the Issuer to the Project, or any part thereof; and the fees and expenses in connection with any actions or proceedings that the Lessee may deem desirable to bring in order to perfect or protect the title of the Issuer to the Project or any part thereof;
(b) Payment to the Lessee and the Issuer, as the case may be, of such amounts, if any, as shall be necessary to reimburse the Lessee and the Issuer in full for all advances and payments made by them or either of them prior to or after the delivery of the Bonds for expenditures in connection with the acquisition by the Issuer or the Lessee of title to the Project or any part thereof, preparation of the plans and specifications for the Project (including any preliminary study or planning of the Project or any aspect thereof), the acquisition, construction and installation of the Project, the acquisition and installation necessary to provide utility services or other facilities, and the acquisition, construction and installation of all properties, including machinery and equipment, deemed necessary in connection with the Project or any part thereof, and any architectural, engineering and supervisory services with respect to any of the foregoing;
(c) Payment of, or reimbursement of the Issuer or the Lessee for, the customary and reasonable legal and accounting fees and expenses, financial consultants’ fees, rating agencies, fees, financing charges (including underwriting or placement fees) and printing and engraving costs incurred in connection with the authorization, sale and issuance of the Bonds, the preparation of this Lease, the Financing Agreement, the Security Deed, the Financing Statements and all other documents in connection therewith and in connection with the acquisition of title to the Project;
(d) Payment for labor, services, materials and supplies used or furnished in site improvement and in the acquisition, construction and installation of the Project or any part thereof, all as provided in the plans and specifications therefor; payment for the cost of the acquisition, construction and installation of utility services or other facilities and payment for the cost of all property deemed necessary in connection with the Project or any part thereof; and payment for the miscellaneous expenses incidental to any of the foregoing;
(e) Payment of the fees, if any, for architectural, engineering and supervisory services with respect to the Project or any part thereof;
(f) To such extent as they shall not be paid by a contractor for acquisition, construction or installation with respect to any part of the Project, payment of the premiums on all insurance required to be taken out and maintained during the Acquisition Period under this Lease, or reimbursement thereof if paid by the Lessee under Section 6.4 hereof;
(g) Payment of the taxes, assessments and other charges, if any, referred to in Section 6.3 hereof that may become payable during the Acquisition Period; and
(h) Payment of expenses incurred with approval of the Lessee in seeking to enforce any remedy against any contractor or subcontractor in respect of any default under a contract relating to the Project or any part thereof.
        All moneys remaining in the Project Fund (including moneys earned on investments made pursuant to the provisions of Section 4.8 hereof) after the Completion Date and payment in full of the costs of the acquisition, construction and installation of the Project, and after payment of all other items provided for in the preceding subsections of this Section then due and payable shall, at the written direction of the Authorized Lessee Representative, be (i) used for the purchase of Bonds for the purpose of cancellation or prepayment of the Bonds, or (ii) paid into the Bond Fund, or (iii) a combination of (i) and (ii) as is provided in such direction, provided that amounts approved by the Lessee shall be retained by the Issuer in the Project Fund for payment of Project costs not then due and payable. Any balance remaining of such retained funds after full payment of all such Project costs shall be used by the Issuer as directed by the Lessee in the manner specified in clauses (i), (ii) and (iii) of this subsection.
The payments specified in subsections (a) through (h) of this Section shall be made by the Issuer only upon receipt of a written Requisition for such payment signed by the Lessee by an Authorized Lessee Representative, in the form contained as Exhibit “H” hereto.

In making any such payment from the Project Fund the Issuer may rely on any such requisitions and certificates delivered to it pursuant to this Section and the Issuer shall be relieved of all liability with respect to making such payments in accordance with such requisitions and certificates without inspection of the Project or any other investigation. The Issuer acknowledges and agrees that it shall not be entitled to any reimbursement for moneys advanced or expended by it as an economic incentive to the Lessee.
Section 4.4. Obligation of the Parties to Cooperate in Furnishing Documents to Each Other. The Issuer and the Lessee agree to cooperate with each other in furnishing the documents referred to in Section 4.3 hereof that are required to effect payments out of the Project Fund, and to cause such requisitions and certificates to be directed by the Authorized Issuer Representative and the Authorized Lessee Representative to the appropriate party as may be necessary to effect payment out of the Project Fund in accordance with Section 4.3 hereof. Such obligation of the Issuer and the Lessee is subject to any provisions of this Lease or the Financing Agreement requiring additional documentation with respect to payments and shall not extend beyond the moneys in the Project Fund available for payment under the terms of the Financing Agreement.
Section 4.5. Establishment of Completion Date. The Completion Date shall be evidenced to the Issuer by a certificate signed on behalf of the Lessee by an Authorized Lessee Representative stating that, except for amounts retained by the Issuer for Project costs not then due and payable as provided in Section 4.3 hereof, (i) the acquisition, construction and installation of the Project has been substantially completed and all labor, services, materials and supplies used in such acquisition, construction and installation have been paid for, and (ii) the Project has been acquired, constructed and installed to the Lessee’s satisfaction and all costs and expenses incurred in connection therewith have been paid, and (iii) all permissions required of governmental authorities for the occupancy of the Project Facility have been obtained, including a certificate of occupancy. Notwithstanding the foregoing, the Completion Date shall not be later than December 31, 2022, and such certificate of the Lessee shall state that it is given without prejudice to any rights against third parties which exist on the date of such certificate or which may subsequently come into being. The Issuer and the Lessee agree to cooperate one with the other in causing such certificates to be furnished as herein provided.
Section 4.6. Lessee Required to Pay Project Costs in Event Project Fund Insufficient. In the event that moneys in the Project Fund available for payment of the costs of the Project should not be sufficient to pay the costs thereof in full, the Lessee agrees to complete the Project and to pay all that portion of the costs of the Project as may be in excess of the moneys available therefor in the Project Fund. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Project Fund and which, under the provisions of this Lease, will be available for payment of costs of the Project, will be sufficient to pay all the costs which will be incurred in that connection. The Lessee agrees that if after exhaustion of the moneys in the Project Fund, the Lessee should pay any portion of the costs of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer or from the Bondholder, nor shall it be entitled to any diminution in or postponement of the rental payments required in Section 5.3 hereof to be paid by the Lessee.
Section 4.7. Issuer to Pursue Remedies Against Suppliers, Contractors and Subcontractors and Their Sureties. In the event of any default of any supplier, contractor or subcontractor under any contract made by it in connection with the Project or in the event of breach of warranty with respect to any material, workmanship or performance guaranty, the Lessee will promptly proceed, either separately or in conjunction with others, to exhaust the remedies that the Issuer or the Lessee may have against any defaulting supplier, contractor or subcontractor and against any surety therefor, for the performance of any contract made in connection with the Project. The Lessee may, in its own name or, if it notifies the Issuer, in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving any such supplier, contractor, subcontractor or surety which the Lessee deems reasonably necessary, and in such event the Issuer hereby agrees to cooperate fully with the Lessee and to take all action necessary to effect the substitution of the Lessee for the Issuer in any such action or proceeding. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing shall be paid to the Lessee.
Section 4.8. Investment of Project Fund Moneys Permitted. Any moneys held as part of the Project Fund shall be invested or reinvested by the Issuer upon the written request and direction of the Authorized Lessee Representative in Permitted Investments. Such investments shall mature or shall be subject to sale prior to maturity in such amounts and at such times as may be necessary to provide funds when needed to make payments from the Project Fund. Any interest or gain received from such investments of the moneys in the Project Fund shall be credited to and held in the Project Fund and any loss from such investments shall be charged against the Project Fund.

ARTICLE V
EFFECTIVE DATE OF THIS LEASE; DURATION
OF LEASE TERM; RENTAL PROVISIONS
Section 5.1. Effective Date of this Lease; Duration of Lease Term. This Lease shall become effective upon its delivery and upon the issuance of the initial Series 2020 Bond, and the usufruct or bailment for hire created by this Lease shall then begin. Subject to the other provisions of this Lease (including particularly Articles X, XI, and XII hereof), this Lease shall expire at midnight, September 1, 2027, or if at said time and on said date Payment in Full of the Bonds shall not have been made, then on such date as such payment shall have been made.
Section 5.2. Delivery and Acceptance of Possession. The Issuer agrees to deliver to the Lessee sole and exclusive possession of the Project (subject to the right of the Bondholder to enter the Project Facility for inspection and other purposes as set forth in Section 8.2 hereof) on the effective date of this Lease and the Lessee agrees to accept possession of the Project upon such delivery.
Section 5.3. Rents and Other Amounts Payable. Subject to Section 208 of the Financing Agreement, on or before September 1, 2020, and on or before each March 1 and September 1 thereafter until Payment in Full of the Bonds, the Lessee shall pay or cause to be paid to the Issuer as rents for the Project a sum equal to the amount payable on such date as principal of and interest on the Bonds, as provided in the Financing Agreement. Each rental payment under this Section shall be sufficient to pay the total amount of principal and interest payable on such semiannual interest payment date, and if at any semiannual interest payment date the balance in the Bond Fund is insufficient to make required payments of principal and interest on such date, the Lessee shall forthwith pay any such deficiency.
Anything herein to the contrary notwithstanding, any amount at any time held by the Issuer in the Bond Fund shall be credited against the next succeeding rental payment and such credit shall reduce the payment to be then made by the Lessee; and further, if the amount held by the Issuer in the Bond Fund should be sufficient to pay at the times required the principal of and interest on all Bonds then remaining unpaid, the Lessee shall not be obligated to make any further rental payments under the provisions of this Section.
Notwithstanding the foregoing or anything to the contrary contained herein or in the Financing Agreement, while the Lessee is the sole Bondholder, payment shall be made as set forth in the Direct Payment Agreement so long as it is in effect.
If the Lessee should fail to make any of the payments required in this Section, the item or installment so in default shall continue as an obligation of the Lessee until the same shall have been fully paid, and the Lessee agrees to pay the same with interest thereon, to the extent legally enforceable, at the rate borne by the Bonds per annum until paid. The provisions of this Section shall be subject to the provisions of Section 9.6 hereof.
Section 5.4. Place of Rental Payments. The rents provided for in the first paragraph of Section 5.3 hereof and the interest on delinquent rents shall be paid directly to the Issuer and will be deposited in the Bond Fund subject to the provisions of the Direct Payment Agreement and Section 208 of the Financing Agreement.

Section 5.5. Obligations of Lessee Hereunder Absolute and Unconditional. Subject to the provisions of Section 9.6 hereof, the obligations of the Lessee to make the payments required in Section 5.3 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional. Until such time as Payment in Full of the Bonds shall have been made, the Lessee (i) will not suspend or discontinue any payments provided for in Section 5.3 hereof except to the extent the same have been prepaid, (ii) will perform and observe all of its other agreements contained in this Lease Agreement, and (iii) except as provided in Sections 11.1 and 11.2 hereof, will not terminate the Lease Term for any cause, including, without limiting the generality of the foregoing, failure of the Issuer to complete the Project, failure of the Issuer’s title in and to the Project or any part thereof, any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State of Georgia or any political subdivision of either thereof or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Lease Agreement or the Financing Agreement. Nothing contained in this Section shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained; and if the Issuer should fail to perform any such agreement, the Lessee may institute such action against the Issuer as the Lessee may deem necessary to compel performance or recover its damages for nonperformance so long as such action shall not conflict with the agreements on the part of the Lessee contained in the preceding sentence. The Lessee may, however, at its own cost and expense and in its own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving third persons which the Lessee deems reasonably necessary or in order to insure the acquisition, construction, installation and completion of the Project or to secure or protect its right of possession and use of the Project hereunder, and in such event the Issuer hereby agrees to cooperate fully with the Lessee and to take all lawful action which is required to effect the substitution of the Lessee for the Issuer in any such action or proceeding if the Lessee shall so request.
Section 5.6. Lessee’s Performance under Financing Agreement. The Lessee agrees, for the benefit of the Bondholder to do and perform all acts and things contemplated in the Financing Agreement to be done or performed by it.
ARTICLE VI
MAINTENANCE AND MODIFICATIONS, TAXES AND INSURANCE
Section 6.1. Maintenance and Modifications of Project by Lessee.
(a) The Lessee will cause the Project to be maintained, preserved and kept in good repair, working order and condition, ordinary wear and tear excepted, and will from time to time cause to be made all necessary and proper repairs, replacements and renewals; provided, however, that the Lessee will have no obligation to cause to be maintained, preserved, repaired, replaced or renewed any element or unit of the Project, the maintenance, repair, replacement or renewal of which, in the opinion of the Lessee, becomes uneconomical to the Lessee because of damage or destruction or obsolescence, or change in economic or business conditions, or change in government standards and regulations, or the termination by the Lessee of the operation of the production facilities to which such element or unit of the Project is an adjunct. The Lessee agrees that the Issuer shall have no obligation to maintain the Project or any portion thereof. The Lessee covenants that as long as the Lessee or one of its Affiliates operates the Project, it or one of its Affiliates will cause the Project to be maintained and operated as a “project” within the meaning of the Act as in effect on the date hereof.
(b) The Lessee may from time to time, in its sole discretion, at its own expense and not from the proceeds of the Bonds, make any additions, modifications or improvements to the Project, including installation of additional machinery, equipment and related property in the Project Facility, or on the Project Facility Site, which it may deem desirable for its business purposes; provided that all such additions, modifications or improvements do not adversely affect the structural integrity of the Project Facility and are located wholly within the boundary lines of the Project Facility Site, as applicable. All machinery, equipment and related property so installed by the Lessee shall remain the sole property of the Lessee in which the Issuer shall have no interest, and accordingly, Lessee may dispose of it in any manner desired by Lessee. All such machinery, equipment and other related property may be modified or removed at any time; provided that any damage to the Project occasioned by such modification or removal shall be repaired by the Lessee at its own expense.
(c) The Lessee shall not permit any mechanic’s liens, materialmen’s liens or other liens to be established and remain against the Project for labor or materials furnished or services rendered in connection with any additions, modifications, improvements, repairs, renewals or replacements so made by it; provided, the Lessee may in good faith contest any mechanic’s liens, materialmen’s liens or other liens filed or established against the Project, and in such event may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom. The Issuer will cooperate fully with the Lessee in any such contest.

Section 6.2. Removal of Leased Equipment. The Issuer shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn out, unsuitable, undesirable, inappropriate or unnecessary items of leased equipment comprising the Project. In any instance where the Lessee in its sole discretion determines that any such items have become inadequate, obsolete, worn out, unsuitable, undesirable, inappropriate or unnecessary for their purposes at such time, the Lessee may remove such items of leased equipment and (on behalf of the Issuer) sell, trade in, exchange or otherwise dispose of them (as a whole or in part) without any responsibility or accountability to the Issuer therefor, provided that the Lessee shall certify that such removal or substitution shall not materially impair the operation of the Project. Any substitution of Leased Equipment shall be accounted for as a capital investment in equipment as described under the PILOT Agreement.
At the option of the Lessee, at any time prior to the Completion Date, the Lessee may pay the proceeds of any such sale, trade-in or other disposition of such items of leased equipment to the Issuer with written instructions to deposit such moneys into the Project Fund whereupon such moneys shall become a part of the Project Fund and used in the manner set forth in Article IV hereof. After the Completion Date, the Lessee shall retain such proceeds.
The removal from the Project of any portion of the Project pursuant to the provisions of this Section shall not entitle the Lessee to any abatement or diminution in amount of the rents payable under Section 5.3 hereof.
The Lessee will not remove or permit the removal of any item of leased equipment except in accordance with the provisions of this Section.
The Lessee shall deliver to the Issuer a bill of sale or other appropriate documents conveying to the Issuer title to any machinery, equipment or related property installed or placed in the Project Facility or upon the Project Facility Site pursuant to this Section 6.2 prior to the Payment in Full of the Bonds, and upon the request of the Lessee, the Issuer shall deliver to the Lessee an Amendment to Lease Agreement in substantially the form of Exhibit “G” hereto or other appropriate documents, including, without limitation, a bill of sale, conveying to the Lessee title to any property removed from the Project thereof pursuant to this Section 6.2 and releasing the same from the provisions of this Lease.
Section 6.3. Taxes, Other Governmental Charges and Utility Charges. The Lessee and the Issuer have entered into certain special covenants related to ad valorem taxation, as specifically set forth in Section 8.8 hereof and as set forth in the PILOT Agreement. The Issuer and the Lessee further acknowledge that under present law no part of the Project owned by the Issuer will be subject to ad valorem taxation by the State of Georgia or by any political or taxing subdivision thereof, and that under present law the income and profits (if any) of the Issuer from the Project are not subject to either federal or Georgia taxation, and that under present law the interest held by the Lessee under this Lease is not subject to ad valorem taxation by the State of Georgia or by any political or taxing subdivision thereof, and these factors have induced the Lessee to enter into this Lease. The Issuer and the Lessee acknowledge that the Lessee’s willingness to acquire, construct and equip the Project are based in part upon such covenants and the PILOT Agreement. However, the Lessee shall pay, as the same become lawfully due and payable, (i) all taxes and governmental charges of any kind whatsoever upon or with respect to the interest held by the Lessee under this Lease, (ii) all taxes and governmental charges of any kind whatsoever upon or with respect to the Project or any machinery, equipment or related property installed or brought by the Lessee in the Project Facility (including, without limiting the generality of the foregoing, any taxes levied upon or with respect to the income or profits of the Issuer from the Project which, if not paid, will become a charge on the rents, revenues and receipts from the Project prior to or on a parity with the pledge or assignment thereof created and made in the Financing Agreement), (iii) all utility and other charges incurred in the operation, maintenance, use, and upkeep of the Project and (iv) all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project; provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Lessee shall be obligated to pay only such installments as are required to be paid during the Lease Term.
The Lessee may, at its own expense and in its own name and behalf or in the name and behalf of the Issuer, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments and other charges so contested to remain unpaid (if allowed by law) during the period of such contest and any appeal therefrom.
Section 6.4. Insurance Required. During the acquisition, construction and installation of the Project, and throughout the Lease Term, the Lessee shall cause the Project to be continually insured against such property and personal injury risks as are customary with industry standards for comparable facilities and shall pay or cause to be paid all premiums due in respect of such insurance. Without limiting the foregoing, the Issuer acknowledges and agrees that the Lessee may, in certain circumstances, elect to self-insure; provided, however, the Lessee shall maintain a commercial general liability policy covering claims for bodily injury, death or property damage in or about the Project to the extent of at least $2,000,000. In lieu of separate insurance policies, such insurance may be in the form of a blanket insurance policy or policies of the Lessee. Insurance policies may be written with deductible amounts and exceptions and exclusions as the Lessee deems necessary in the normal course of its business and as customary with industry standards. The Issuer shall be listed as an additional named insured on the general liability policy.

Section 6.5. Application of Net Proceeds of Insurance. The Net Proceeds of the insurance carried pursuant to the provisions of Section 6.4 hereof shall be applied as follows: Net Proceeds of the insurance required in Section 6.4 hereof or pursuant to any blanket policy carried as an alternative to the insurance required to be carried pursuant to Section 6.4 hereof shall be applied, at the sole discretion of the Lessee, as provided in Section 7.1 hereof or toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.
Section 6.6. Additional Provisions Respecting Insurance. All claims made under any insurance policies carried pursuant to the requirements of Section 6.4 hereof, regardless of amount, may be adjusted by the Lessee with the insurers.
The Lessee shall furnish to the Issuer and the Bondholder annually a certificate of the Authorized Lessee Representative executed by one of its officials or other evidence satisfactory to the Issuer and the Bondholder that it is in compliance with the requirements of Section 6.4 hereof and that such general liability insurance provides coverage of at least $2,000,000 for third party liability.
Section 6.7. Other Issuer Expenses. The Lessee shall pay any expenses of the Issuer not specifically mentioned herein which do not result from the willful misconduct of the Issuer and which are reasonably incurred by the Issuer in connection with the Project, this Lease, the Financing Agreement, the Security Deed, or the Bonds, and which are not paid from the Project Fund pursuant to Section 4.3 hereof.
Section 6.8. Advances by Issuer or Bondholder. If the Lessee fails to maintain the full insurance coverage required by this Lease or fails to keep the Project in as reasonably safe condition as its operating conditions will permit, or fails to keep the Project in good repair and good operating condition, the Issuer or the Bondholder may (but unless satisfactorily indemnified shall be under no obligation to), after notice to the Lessee, take out the required policies of insurance and pay the premiums on the same or make the required repairs, renewals and replacements if Lessee shall fail to do so within thirty (30) days after written notice of failure to do so has been delivered to Lessee by the Bondholder or the Issuer; and all amounts so advanced therefor by the Issuer or the Bondholder will become an additional obligation of the Lessee to the one making the advancement, which amounts, together with interest thereon at the rate of five percent (5%) per annum from the date thereof, the Lessee agrees to pay. Notwithstanding the foregoing, if the failure stated in the notice cannot be corrected in the applicable time period, the Lessee shall be afforded such additional time as shall be reasonably necessary to correct such failure provided that corrective action is initiated by the Lessee within the applicable time period and diligently pursued until the failure is corrected.

Section 6.9. Indemnification of Issuer and Bondholder. The Lessee shall, to the extent permitted by applicable law, indemnify and save the Issuer and the Bondholder and the officers, agents, employees and attorneys of each harmless against and from all claims by or on behalf of any person, firm or corporation arising from the conduct or management of, or from any work or thing done on, the Project during the Lease Term, and against and from all claims arising during the Lease Term from (a) any condition of the Project or its operation, (b) any breach or default on the part of the Lessee in the performance of any of its obligations under this Lease, (c) any contract entered into in compliance with the provisions of Section 4.1 hereof in connection with the acquisition, construction and installation of the Project, (d) any act of negligence of the Lessee or of any of its agents, contractors, servants, employees or licensees, and (e) any act of negligence of any assignee or sublessee of the Lessee, or of any agents, contractors, servants, employees or licensees of any assignee or sublessee of the Lessee. The Lessee shall indemnify and save the Issuer and the Bondholder and the officers, agents, employees and attorneys of each harmless from and against all costs and expenses incurred in or in connection with any action or proceeding brought on such claims, and upon notice from the Issuer or the Bondholder, the Lessee shall defend them or either of them in any such action or proceeding. Nothing contained herein shall require the Lessee to indemnify the Issuer and the Bondholder and the officers, agents, employees and attorneys of each for any claim or liability resulting from the Issuer’s or the Bondholder’s own willful acts, gross negligence, or for any claim or liability which the Lessee was not given the opportunity to contest. The Issuer or the Bondholder shall reimburse the Lessee for payments made by the Lessee pursuant to this Section 6.9 to the extent of any proceeds, net of all expenses of collection, actually received by either such party from any insurance covering such claims with respect to the losses sustained. The Issuer or the Bondholder, as applicable, shall promptly claim any such insurance proceeds and shall assign its rights to such proceeds, to the extent of such required reimbursement, to the Lessee. In case any action shall be brought against the Issuer or the Bondholder in respect of which indemnity may be sought against the Lessee, the Issuer or the Bondholder, as applicable, shall promptly notify the Lessee in writing and the Lessee shall have the right to assume the investigation and defense thereof including the employment of counsel and the payment of all expenses. Failure to give any such notice shall not affect the right of the Issuer or Bondholder, as applicable, to receive the indemnification provided herein; unless such failure resulted from the gross negligence or willful misconduct of the Issuer or the Bondholder, such failure could not be remedied and the result of such failure is that the interests of the Lessee were materially and adversely affected as a direct result of such failure. The Issuer or the Bondholder, as applicable, shall have the right to employ separate counsel in any such action and participate in the investigation and defense thereof, but the fees and expenses of such counsel shall be paid by the Issuer or the Bondholder, as applicable, unless (i) the employment of such counsel has been authorized by the Lessee or, (ii) the Lessee shall have failed promptly after receiving notice of such action from the Issuer or the Bondholder, as applicable, to assume the defense of such action and employ counsel reasonably satisfactory to the Issuer or the Bondholder, as applicable, or (iii) the named parties to any such action (including any impleaded parties) include both the Issuer or the Bondholder, as applicable, and the Lessee or an Affiliate of the Lessee, and the Issuer or the Bondholder, as applicable, shall have been advised by counsel that there may be one or more legal defense available to such party which are different from or in addition to those available to the Lessee or Affiliate of the Lessee or (iv) the Issuer or the Bondholder, as applicable, shall have been advised by counsel that there is a conflict on any issue between the Issuer or the Bondholder, as applicable, and the Lessee (in which case, if the Issuer or the Bondholder, as applicable, notifies the Lessee in writing that it elects to employ separate counsel at the expense of the Lessee, the Lessee shall not have the right to assume the defense of such action or proceeding on behalf of the Issuer or the Bondholder, as applicable). The Lessee shall not be liable for any settlement of any such action without its consent but, if any such action is settled with the consent of the Lessee or if there be a final unappealable judgment for the plaintiff in any such action, the Lessee agrees to, subject to the limitations herein, indemnify and hold harmless the Issuer and the Bondholder and the officers, agents, employees and attorneys of each from and against any loss by reason of such settlement or judgment. Nothing herein shall be construed as requiring the Issuer or the Bondholder to acquire or maintain insurance of any form or nature with respect to the Project or any portion thereof or with respect to any phrase, term, provision, condition or obligation of this Lease or any other matter in connection herewith. The obligations of the Lessee under this Section 6.9 shall survive the termination of this Lease Agreement and the satisfaction and discharge of the Financing Agreement and shall continue in full force and effect, binding the Lessee to the provisions of this Section 6.9 without regard to the manner of termination of this Lease Agreement, but not longer than the statute of limitations applicable to the particular claim.

ARTICLE VII
DAMAGE, DESTRUCTION AND CONDEMNATION
Section 7.1. Damage and Destruction. Unless the Lessee shall have exercised its options to prepay the Bonds in whole, terminate the Lease Term and purchase the Project, if prior to Payment in Full of the Bonds the Project is damaged or destroyed by fire or other casualty, the Lessee, shall promptly replace, repair, rebuild or restore the property damaged to substantially the same condition as existed prior to the event causing such damage, with such changes, alterations and modifications (including the substitution and addition of property) as may be desired by the Lessee in its sole discretion and as will not hinder or restrict the operating unity of the Project or change its character to the extent that its ownership by the Issuer would not be permitted under the Act.
Section 7.2. Condemnation. Unless the Lessee shall have exercised its options to prepay the Bonds in whole, terminate the Lease Term and purchase the Project, if the title in and to, or the temporary use of, the Project or any part thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the Lessee shall be obligated to continue to make the rental payments specified in Section 5.3 hereof, and to the extent the Lessee deems necessary, shall cause the restoration of the Project to substantially the same condition as it existed prior to the exercise of the said power of eminent domain, or shall acquire and install other machinery, equipment or related property suitable for the Lessee’s operations at the Project, title to which machinery, equipment or related property will be conveyed to the Issuer by bill of sale and which will be deemed a part of the Project and available for use, possession and occupancy by the Lessee without the payment of any rent other than the payments specified in Section 5.3 hereof.
Section 7.3. Proceeds of Insurance and Condemnation Awards. All Net Proceeds of insurance resulting from claims for such losses described in this Article and all Net Proceeds of any condemnation award shall be paid to the Lessee.
ARTICLE VIII
SPECIAL COVENANTS
Section 8.1. No Warranty of Condition or Suitability by the Issuer. THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE PROJECT OR THAT IT WILL BE SUITABLE FOR THE LESSEE’S PURPOSES OR NEEDS. The Lessee releases the Issuer from, agrees that the Issuer shall not be liable for and agrees, to the extent permitted by applicable law, to hold the Issuer harmless against, any loss that may be occasioned by the condition of the Project or its suitability for the Lessee’s purposes or needs.
Section 8.2. Inspection of Project; Right of Access to the Project by the Issuer. The Lessee agrees that the Authorized Issuer Representative, the Bondholder or either of their duly authorized agents who are acceptable to the Lessee shall have the right at all reasonable times during business hours and upon five business days’ notice to the Lessee, to enter upon, examine and inspect the Project, provided that this does not result in any interference or prejudice to the Lessee’s operations, and provided further that the Authorized Issuer Representative, the Bondholder or the agent of either of them shall have executed a confidentiality agreement, in a form acceptable to the Lessee, whereby such parties agree to keep confidential all information relating to the operations of the Lessee, its financial information, business records, and information received from the Lessee relating to the Lessee or its business, other than such information that is available to the Issuer or the Bondholder on a non-confidential basis prior to disclosure. Provided that the Lessee is not in default hereunder, such inspection shall only be made in the presence of an official of the Lessee. The Lessee further agrees that the Issuer and its duly authorized agents shall have such rights of access to the Project as may be reasonably necessary to cause to be completed the acquisition, construction and installation of the Project provided for in Section 4.1 hereof.
Section 8.3. Lessee to Maintain Its Existence; Exceptions Permitted. The Lessee agrees that so long as the Bonds or any portion thereof shall remain outstanding it shall maintain its corporate existence and shall not merge or consolidate with or into any other person and shall not transfer or convey all or substantially all of its property, assets and licenses; provided, however, the Lessee may, without violating any provisions of this Lease, consolidate with or merge into another Person and permit one or more Persons to consolidate with or merge into it, and transfer all or substantially all of its assets to such other Person, but only on the condition that the Person resulting from or surviving such merger (if other than the Lessee) or consolidation is then solvent and shall expressly assume in writing and agree to pay and to perform all of the Lessee’s obligations under this Lease. If the Lessee is the surviving Person in such a merger the express assumption shall not be required.

Section 8.4. Qualification in Georgia. The Lessee warrants (except as may be otherwise permitted pursuant to the provisions of Section 8.3 above) that it is and throughout the Lease Term it will continue to be a corporation either organized under the laws of the State of Georgia or duly qualified to do business in the State of Georgia as a foreign corporation, as the case may be.
Section 8.5. Granting and Release of Easements. The Lessee may, on behalf of the Issuer and itself, at any time or times (a) cause to be granted easements, licenses, rights-of-way (temporary or perpetual and including the dedication of public highways) and other rights or privileges in the nature of easements with respect to any property included in the Project and such grant will be free from the lien or security interests created by the Financing Agreement, the Security Deed, or this Lease or (b) cause to be amended, modified or released existing easements, licenses, rights-of-way and other rights or privileges in the nature of easements, with respect to any property included in the Project with or without consideration. The Issuer agrees that it shall execute and deliver and will cause the Bondholder to execute and deliver any instrument necessary or appropriate to confirm and grant, amend, modify or release any such easement, license, right-of-way or other right or privilege upon receipt of a certificate of an Authorized Lessee Representative stating that the granting or release of the easement, license, right-of-way or other right or privilege so proposed to be made will not materially impair the operation of the Project and will not destroy the means of ingress thereto and egress therefrom.
Section 8.6. Reports by Lessee. The Lessee agrees so long as any of the Bonds are outstanding to furnish to the Bondholder or an authorized representative of the Bondholder publicly available information with respect to Lessee’s corporate parent (FOXF) filed with the Securities Exchange Commission.
Section 8.7. Filing of Certain Continuation Statements. From time to time, the Lessee shall duly file or cause to be filed continuation statements for the purpose of continuing without lapse the effectiveness of (i) those Financing Statements which shall have been filed at or prior to the issuance of the Bonds in connection with the security for the Bonds pursuant to the authority of the Uniform Commercial Code of Georgia, and (ii) any previously filed continuation statements which shall have been filed as herein required.
Section 8.8. Special Covenants Related to Ad Valorem Taxation. The Issuer has consulted with the Board of Tax Assessors of Hall County (“BOTA”) with reference to the ad valorem tax treatment of the Project during the Lease Term. The exemption set forth below is acceptable to the BOTA. The Issuer is granting to the Lessee hereunder only a usufruct, which is a limited right to use the Project during the Lease Term upon the terms set forth herein. The Issuer and the Lessee hereby agree to ad valorem taxation of the Project in the manner set forth below.
The fair market value of the 2020 Project shall be determined pursuant to the normal and customary procedures and guidelines established by BOTA under applicable law that are utilized for the valuation of property used for business purposes (including, without limitation, utilization of generally applicable depreciation factors). The fair market value of the 2020 Project so determined shall be multiplied by the statutory assessment rate of forty percent (40%) for Hall County, and one hundred percent (100%) for City of Gainesville and Gainesville School District to determine the pro forma assessed values. Subject to adjustment as provided in the PILOT Agreement, the pro forma assessed values shall be multiplied by the following percentages (the “Leasehold Valuation Factors”) for the applicable years set forth below to determine the “base value” for the leasehold interest of the Company in the 2020 Project. The base value shall be multiplied by the millage rates for ad valorem taxes applicable to the 2020 Project.

Tax Year	Leasehold Valuation Factor

2020	100%
2021	0%
2022	0%
2023	50%
2024	50%
2025	50%
2026 and thereafter	100%

        The fair market value of that portion of the Project constituting the 2021 Project shall be determined pursuant to the normal and customary procedures and guidelines established by the BOTA under applicable law that are utilized for the valuation of real and personal property used for business purposes (including, without limitation, utilization of generally applicable depreciation factors). The fair market value of the 2021 Project so determined shall be multiplied by the statutory assessment rate of forty percent (40%) for Hall County and one hundred percent (100%) for City of Gainesville and Gainesville School District to determine the pro forma assessed values. Subject to adjustment as provided in the PILOT Agreement, the pro forma assessed values shall be multiplied by the following percentages (the “Leasehold Valuation Factors”) for the applicable years set forth below to determine the “base value” for the leasehold interest of the Lessee in the 2021 Project. The base value shall be multiplied by the millage rates for ad valorem taxes applicable to the 2021 Project.

Tax Year	Leasehold Valuation Factor

2022	0%
2023	0%
2024	50%
2025	50%
2026	50%
2027 and thereafter	100%
        The fair market value of that portion of the Project constituting the 2022 Project shall be determined pursuant to the normal and customary procedures and guidelines established by the BOTA under applicable law that are utilized for the valuation of real and personal property used for business purposes (including, without limitation, utilization of generally applicable depreciation factors). The fair market value of the 2022 Project so determined shall be multiplied by the statutory assessment rate of forty percent (40%) for Hall County and one hundred percent (100%) for City of Gainesville and Gainesville School District to determine the pro forma assessed values. Subject to adjustment as provided in the PILOT Agreement, the pro forma assessed values shall be multiplied by the following percentages (the “Leasehold Valuation Factors”) for the applicable years set forth below to determine the “base value” for the leasehold interest of the Lessee in the 2022 Project. The base value shall be multiplied by the millage rates for ad valorem taxes applicable to the 2022 Project.

Tax Year	Leasehold Valuation Factor

2023	0%
2024	0%
2025	50%
2026	50%
2027	50%
2028 and thereafter	100%
        Section 8.9. Payments in Lieu of Taxes to the Issuer. As additional consideration for leasing and agreeing to sell the Project to the Lessee hereunder, the Lessee agrees to make the payments in lieu of taxes to the Issuer as set forth in Section 5(a) and 5(b) of the PILOT Agreement. The right to receive said payments is personal to the Issuer and not assignable to anyone including the Bondholder.

ARTICLE IX
ASSIGNMENT, SUBLEASING, PLEDGING AND SELLING;
REDEMPTION: RENT PREPAYMENT AND ABATEMENT
Section 9.1. Assignment and Subleasing. Except as otherwise provided in Section 8.3 hereof or except to an Affiliate, this Lease may not be assigned, in whole or in part, and the Project may not be subleased, as a whole or in part, by the Lessee without the consent of the Issuer and the Bondholder, which consents shall not be unreasonably withheld; any such assignment or sublease is further subject to the following conditions:
(a) no assignment (other than pursuant to Section 8.3 hereof) or sublease shall relieve the Lessee from primary liability for any of its obligations hereunder, and if any such assignment occurs the Lessee shall continue to remain primarily liable for payment of the rents specified in Section 5.3 hereof and for performance and observance of the other agreements on its part herein provided to be performed and observed by it unless the Lessee shall have obtained the consent of the Issuer and the Bondholder, which consents shall not be unreasonably withheld; and
(b) the Lessee shall within thirty (30) days after the delivery thereof, furnish or cause to be furnished to the Issuer and to the Bondholder a true and complete copy of each such assignment or sublease, as the case may be, together with any instrument of assumption.
Section 9.2. Assignment of Lease to Bondholder. The Issuer shall assign its interest in and pledge all rents, revenues and receipts derived under this Lease or otherwise arising out of or in connection with its ownership of the Project pursuant to the Financing Agreement, to the Bondholder as security for the payment of the principal of and interest on the Bonds, but such assignment shall be subject and subordinate to this Lease. The Issuer shall not assign its interest in the Lease or otherwise create a security interest in this Lease, except as provided in the Financing Agreement, and any attempted assignment or transfer prohibited hereby shall be null and void.
Section 9.3. Restrictions on Sale of Project by Issuer. The Issuer agrees that, except as otherwise permitted under the terms of this Lease, including, without limitation, Section 3.5 hereof, or the Financing Agreement, it will not mortgage, sell, assign, transfer, convey or otherwise encumber the Project or any portion thereof during the Lease Term and that it will not take any other action which may reasonably be construed as tending to cause or induce the levy or assessment of ad valorem taxes on the Project or any portion thereof. If the laws of the State of Georgia at the time require such action to be taken, nothing contained in this Section shall prevent the consolidation of the Issuer with, or the merger of the Issuer into, or the transfer of the Project as an entirety to, any public corporation whose property and income are not subject to taxation and which has corporate authority to carry on the business of owning and leasing the Project; provided, (a) that no such action shall be taken without the prior written consent of the Lessee, unless such action shall be required by law, and (b) that upon any such consolidation, merger or transfer, the due and punctual payment of the principal of and interest on the Bonds according to their tenor, and the due and punctual performance and observance of all the agreements and conditions of this Lease to be kept and performed by the Issuer, shall be expressly assumed in writing by the corporation resulting from such consolidation or surviving such merger or to which the Project shall be transferred as an entirety.
Section 9.4. Prepayment of Bonds. The Issuer, at the request at any time of the Lessee and if the same are then prepayable, shall forthwith take all steps that may be necessary under the applicable prepayment provisions of the Financing Agreement to effect prepayment of all or any portion of the Bonds, as may be specified by the Lessee, on the earliest redemption or prepayment date on which such redemption or prepayment may be made under such applicable provisions. So long as the Lessee is not in default hereunder and the Issuer is not obligated to prepay the Bonds pursuant to the terms of the Financing Agreement, the Issuer shall not prepay any Bonds prior to their maturity unless requested in writing by the Lessee. The Lessee agrees to give notice to the Issuer and the Bondholder of any prepayment at least twenty (20) days prior to the prepayment date or such shorter period of time as may be acceptable to the Issuer unless the Bondholder waives, in writing, notice of such prepayment.
Section 9.5. Prepayment of Rents. There is expressly reserved to the Lessee the right, and the Lessee is authorized and permitted, at any time it may choose, so long as it is not in default hereunder, to prepay all or any part of the rents payable under Section 5.3 hereof, and the Issuer agrees that the Bondholder may accept such prepayment when the same is tendered by the Lessee. All prepaid rents shall be credited on the rents specified in Section 5.3, in the chronological order of their due dates.

Section 9.6. Rent Abatements if Bonds Paid Prior to Maturity. If at any time the aggregate moneys in the Bond Fund are sufficient to retire, in accordance with the terms of the Financing Agreement, all of the outstanding Bonds under circumstances not resulting in termination of the Lease Term, and if the Lessee is not at the time otherwise in default hereunder, the Lessee shall be entitled to use, possess and occupy the Project from the date on which such aggregate moneys are in the Bond Fund to and including maturity of the Bonds, without the payment of rent under Section 5.3 during that interval (but otherwise on the terms and conditions hereof).
Section 9.7. Reference to Bonds Ineffective After Bonds Paid. Upon Payment in Full of the Bonds, all references in this Lease to the Bonds shall be ineffective and the Bondholder shall not thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested. Reference is hereby made to Section 1002 of the Financing Agreement which sets forth the conditions upon the existence or occurrence of which Payment in Full of the Bonds shall be deemed to have been made.
ARTICLE X
EVENTS OF DEFAULT AND REMEDIES
Section 10.1. Events of Default Defined. The following shall be Events of Default under this Lease:
(a) failure by the Lessee to make any rental payments required under Section 5.3 hereof on or before the date that the payment is due;
(b) failure by the Lessee to observe and perform any other material covenant, condition or agreement on its part under this Lease (other than as referred to in subsection (a) of this Section), for a period of 60 days after written notice, specifying such failure and requesting that it be remedied, shall be given to the Lessee by the Bondholder, unless the Issuer and the Bondholder shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer and the Bondholder will consent to an extension of such time if it is possible to correct such failure and corrective action is instituted by the Lessee within the applicable period and diligently pursued until the default is corrected;
(c) the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Lessee or adjudging the Lessee a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Lessee under Title 11 of the United States Code, as now constituted or as amended or any other applicable Federal or state bankruptcy or other similar law, and such decree or order shall have continued undischarged or unstayed for a period of 90 days; or the entry of a decree or order of a court having jurisdiction of the premises for the appointment of a receiver or liquidator or trustee or custodian or assignee in bankruptcy or insolvency of the Lessee or of all or a major part of its property, or for the winding up or liquidation of its affairs and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or
(d) the Lessee shall institute proceedings to be adjudicated as bankrupt or insolvent, or shall consent to the filing of a bankruptcy or insolvency proceeding against it, or shall file a petition or answer or consent seeking relief under Title 11 of the United States Code, as now constituted or as amended, or any other applicable Federal or state bankruptcy or other similar law, or shall consent to the institution of proceedings thereunder or to the filing of any such petition, or shall consent to the appointment or taking possession of a receiver or liquidator or trustee or custodian or assignee in bankruptcy or insolvency of it or of all or a major part of its property, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or the failure of the Lessee generally to pay its debts as such debts become due, or the taking of action by the Lessee in furtherance of any such action.
The foregoing provisions of this Section are subject to the following limitations: if by reason of force majeure the Lessee is unable in whole or in part to carry out the agreements on its part herein contained, other than the obligations on the part of the Lessee contained in Sections 5.3, 6.3, 6.4 and 8.3 hereof, the Lessee shall not be deemed in default during the continuance of such inability. The term “force majeure” as used herein shall mean, without limitation, the following: acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States of America or of the State of Georgia or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of ,the Lessee. The Lessee agrees, however, to use its best efforts to remedy with all reasonable dispatch the cause or causes preventing the Lessee from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Lessee, and the Lessee shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Lessee, unfavorable to the Lessee.
Section 10.2. Remedies on Default. Whenever any Event of Default shall have happened and be subsisting, the Issuer, with the written consent of the Bondholder, or the Bondholder as provided in the Financing Agreement, may take any one or more of the following remedial steps:
(a) declare all installments of rent payable under Section 5.3 hereof for the remainder of the Lease Term to be immediately due and payable, whereupon the same shall become immediately due and payable. If the Issuer or the Bondholder elects to exercise the remedy afforded in this Section 10.2(a) and accelerates all rents payable under Section 5.3 hereof for the remainder of the Lease Term, the amount then due and payable as accelerated rents shall be the sum of (1) the aggregate principal amount of the outstanding Bonds, and (2) all interest on the Bonds accruing to the date of maturity by declaration;
(b) re-enter and take possession of the Project without terminating this Lease and without any liability to the Lessee for such entry and repossession, and sublease the Project for the account of the Lessee, holding the Lessee liable for the difference in the rents and other amounts payable by such sublessee in such subleasing and the rents and other amounts payable by the Lessee under Section 5.3;
(c) terminate this Lease (provided, however, that upon such termination, the options of the Lessee to purchase the Project pursuant to the provisions of Article XI hereof and the obligations of the Lessee to make the rental payments pursuant to Section 5.3 hereof and to purchase the Project pursuant to Section 12.1 hereof contained therein shall survive such termination), exclude the Lessee from possession of the Project and use its best efforts to lease the Project to another for the account of the Lessee, holding the Lessee liable for all rent and other payments due up to the effective date of such leasing;
(d) require accounting books and records of the Lessee pertaining exclusively to the Project only for an Event of Default under Section 10.1(a);
(e) take whatever action at law or in equity may appear necessary or desirable to collect the rents then due, or to enforce performance and observance of any obligation, agreement or covenant of the Lessee under this Lease; and
(f) exercise any remedies provided for in the Financing Agreement, or in the Uniform Commercial Code of the State of Georgia.
Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Financing Agreement and after Payment in Full of the Bonds and the payment of any costs occasioned by an Event of Default hereunder, any excess moneys in the Bond Fund shall be returned to the Lessee as an overpayment of rent.
Notwithstanding the foregoing, unless the Issuer has obtained the written consent of the Bondholder, upon the occurrence of an Event of Default by the Lessee the Issuer may as its sole remedy take whatever action at law or in equity to collect any amounts then due from the Lessee to the Issuer or to enforce performance of any obligation, agreement or covenant of the Lessee under this Lease.
Section 10.3. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer or the Bondholder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity or by statute. The Issuer will not exercise any remedies without the express written consent of the Bondholder. No delay or omission to exercise any right or power accruing upon the occurrence of any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Bondholder to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice or notices as may be herein expressly required. Such remedies as are given to the Issuer hereunder shall also extend to the Bondholder, and the Bondholder shall be deemed a third party beneficiary of all covenants and agreements herein contained.
Section 10.4. Agreement to Pay Attorneys’ Fees and Expenses. Should an Event of Default occur and the Issuer and/or the Bondholder should employ attorneys or incur other expenses for collection of rents or the enforcement of performance or observance of any obligation or agreement on the part of the Lessee herein contained, the Lessee agrees that it shall on demand therefor pay to the Issuer and/or the Bondholder the reasonable fees of such attorneys actually incurred at standard billable rates and such other reasonable expenses so incurred by the Issuer and/or the Bondholder.

Section 10.5. No Additional Waiver Implied by One Waiver. If any agreement contained in this Lease should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.
Section 10.6. Waiver of Appraisement, Valuation, Etc. If the Lessee should default under any of the provisions of this Lease, the Lessee agrees to waive, to the extent it may lawfully do so, the benefit of all appraisement, valuation, stay, extension or redemption laws now or hereafter in force, and all right of appraisement and redemption to which it may be entitled.
Section 10.7. Reinstatement of Lease. Notwithstanding any termination of this Lease in accordance with the provisions of Section 10.2, unless and until the Issuer shall have entered into a valid and binding agreement providing for the reletting of the Project and shall have provided Lessee with thirty (30) days prior written notice of such reletting, the Lessee may at any time after such termination pay all accrued unpaid rent, except rent accelerated pursuant to Section 10.2(a) of this Lease, plus any costs to the Issuer and the Bondholder occasioned by the default, including all interest required to be paid in accordance with the Financing Agreement on overdue principal and, to the extent lawful, on any overdue interest, or on the principal of Bonds not redeemed in accordance with the Financing Agreement by reason of any default by the Lessee in the payment of rent, and fully cure all other defaults then capable of being cured. Upon such payment and cure and the rescission and annulment of acceleration as provided in Section 1111 of the Financing Agreement, this Lease shall be fully reinstated, as if it had never been terminated, and the Lessee shall be restored to the use, possession and occupancy of the Project and any acceleration pursuant to Section 10.2(a) of this Lease shall thereupon be rescinded and annulled.
ARTICLE XI
OPTIONS IN FAVOR OF LESSEE
Section 11.1. Options to Terminate the Lease Term. The Lessee shall have the following unconditional and irrevocable options to terminate the Lease Term:
(a) At any time prior to Payment in Full of the Bonds, the Lessee may terminate the Lease Term by giving the Issuer and the Bondholder notice in writing of such termination and by paying to the Issuer an amount which, when added to the funds in the Bond Fund, will be sufficient to pay, retire and prepay without premium or penalty all of the outstanding Bonds in accordance with the provisions of the Financing Agreement (including, without limiting the generality of the foregoing, principal, interest to maturity or earliest applicable prepayment date, as the case may be, expenses of prepayment and the Bondholder’s fees and expenses), and, in case of prepayment, making arrangements satisfactory to the Issuer and the Bondholder for the giving of the required notice of prepayment; or
(b) At any time after Payment in Full of the Bonds, the Lessee may terminate the Lease Term by giving the Issuer notice in writing of such termination and such termination shall forthwith become effective.
Section 11.2. Option to Purchase Project. The Lessee shall have, and is hereby granted, the option to purchase the Project prior to the expiration of the Lease Term and prior to the Payment in Full of the Bonds. To exercise such option, the Lessee shall give written notice to the Issuer specifying the date of closing such purchase, which date shall be not less than fifteen (15) nor more than one hundred twenty (120) days from the date such notice is given, and shall make arrangements for the giving of the required notice of prepayment of the Bonds in accordance with the provisions of the Financing Agreement. The amount which shall be paid to the Issuer by the Lessee in the event of its exercise of the option granted in this Section shall be the sum of the following:
(1) an amount of money which, when added to the funds in the Bond Fund, will be sufficient to retire and prepay all of the then outstanding Bonds at par on the date specified by the Lessee for such prepayment including, without limitation, principal plus accrued interest thereon to said prepayment date, or the Bondholder has stated that it has been paid in full, plus
(2) an amount of money equal to the Bondholder’s and the paying agent’s, fees and expenses under the Financing Agreement accrued and to accrue until such final payment and prepayment of the Bonds or satisfactory arrangements are made for the payment of such fees; plus
(3) the sum of ten dollars ($10) which shall be paid by the Lessee to the Issuer, which sum the parties hereto acknowledge and agree constitutes good and adequate consideration for the purchase of the Project.

Section 11.3. Conveyance on Purchase. At the closing of any purchase pursuant to Article XI or Article XII hereof or pursuant to the exercise of any option to purchase granted herein, the Issuer will, upon receipt of the purchase price, deliver to the Lessee the Warranty Deed and the Bill of Sale or documents satisfactory to the Lessee conveying to the Lessee good and marketable title in and to the property with respect to which such obligation or option was exercised, by limited warranty deed and/or bill of sale without other warranty of title, subject to the following: (i) those liens and encumbrances (if any) to which such title in and to said property was subject when conveyed to the Issuer, (ii) those liens and encumbrances created by the Lessee or to the creation or suffering of which the Lessee consented in writing, including liens permitted under Section 3.5 hereof, (iii) those liens, security interests and encumbrances resulting from the failure of the Lessee to perform or observe any of the agreements on its part contained in this Lease, and (iv) Permitted Encumbrances other than the Financing Agreement, the Security Deed, and this Lease. In addition, the Lessee and the Issuer shall execute such documents as are customary in the State of Georgia for the purchase and sale of improved real property and such other documents as may be reasonably required by the Lessee’s title company to ensure good and marketable title has been transferred to Lessee.
Section 11.4 Option to Release Unimproved Land. The Lessee may from time to time request that the Issuer release, and the Issuer shall release, any unimproved part of the Project Facility Site (on which no building or equipment essential to the continued operation of the Project is situated) without consideration. In connection with such release, there shall be deposited with the Issuer (a) a certificate of the Authorized Lessee Representative dated not more than sixty (60) days prior to the date of the release and stating that, in the opinion of the Authorized Lessee Representative, (i) the portion of the Project Facility Site so proposed to be released is not needed for the continued operation of the Project for the purpose hereinabove stated and (ii) the release so proposed to be made will not destroy the means of ingress and egress therefrom, and (b) a copy of the instrument conveying the portion of the Project Facility Site to be released. No release effected under the provisions of this Section 11.4 shall entitle Lessee to any abatement or diminution of the rents payable under Section 5.3 hereof. The costs associated with obtaining releases contemplated by this Section, and elsewhere in this Lease, shall be borne by the Lessee.
The Issuer shall release all or any portion of the Project Facility Site and Project Facility which are taken by eminent domain.
The Issuer shall release the Project on or about September 1, 2027 in accordance with the PILOT Agreement.
The Issuer shall execute a limited warranty deed in favor of the Lessee conveying the Project Facility Site or Project Facility released pursuant to this Section. The Issuer and Lessee shall execute and amendment or amendments to this Lease in substantially the form of Exhibit G in connection with all releases of the Project Facility Site and Project Facility.
Section 11.5. Relative Position of Options and Financing Agreement. The options respectively granted to the Lessee in this Article shall be and remain prior and superior to the Financing Agreement and may be exercised whether or not the Lessee is in default hereunder, provided that such default will not result in non-fulfillment of any condition to the exercise of any such option.
Section 11.6. Partial Prepayments of the Bonds; Purchase of 2020 Project and 2021 Project. The Lessee agrees to take all actions necessary to cause the Issuer to prepay on September 1, 2025 an outstanding principal amount of the Bonds equal to the cost of the 2020 Project and agrees to prepay a sufficient amount of the rents payable under Section 5.3 hereof necessary for the Issuer to make said prepayment of the Bonds on September 1, 2025.
The Lessee agrees to take all actions necessary to cause the Issuer to prepay on September 1, 2026 an outstanding principal amount of the Bonds equal to the cost of the 2021 Project and agrees to prepay a sufficient amount of the rents payable under Section 5.3 hereof necessary for the Issuer to make said prepayment of the Bonds on September 1, 2026.
After the September 1, 2025 principal prepayment on the Series 2020 Bonds is made, the Lessee shall purchase and the Issuer shall sell the 2020 Project for a purchase price of $10.00. Closing of the purchase and sale shall be held on or before December 30, 2025. The Bill of Sale and Limited Warranty Deed, along with such other documents necessary for closing of the purchase and sale, shall be executed and delivered to the Lessee. This Lease shall be amended to reflect the release of the 2020 Project from the terms of this Lease.
After the September 1, 2026 principal prepayment on the Series 2020 Bonds is made, the Lessee shall purchase and the Issuer shall sell the 2021 Project for a purchase price of $10.00. Closing of the purchase and sale shall be held on or before December 30, 2026. The Bill of Sale, along with such other documents necessary for closing of the purchase and sale, shall be executed and delivered to the Lessee. This Lease shall be amended to reflect the release of the 2021 Project from the terms of this Lease.

ARTICLE XII
OBLIGATIONS OF LESSEE
        Section 12.1 Obligation to Purchase Project. The Lessee hereby agrees to purchase, and the Issuer hereby agrees to sell, the Project for Ten Dollars ($10.00) plus Payment in Full of the Bonds at the expiration or sooner termination of the Lease Term following Payment in Full of the Bonds. At any time subsequent to the expiration or sooner termination of this Lease as aforesaid upon notice to the Issuer by the Lessee, the Issuer shall upon receipt of the purchase price deliver to the Lessee those documents set forth in Section 11.3 hereof. The obligation specified in this Section shall be and remain prior and superior to the Financing Agreement and may be exercised whether or not the Lessee is in default hereunder provided that such default will not result in nonfulfillment of any condition to this right.
ARTICLE XIII
MISCELLANEOUS
Section 13.1. Notices. All notices, certificates or other communications hereunder shall be mailed by first class or registered or certified mail or by delivery to physical address, return receipt requested, postage prepaid, addressed as follows or by facsimile with receipt confirmed:

If to the Issuer:	Gainesville and Hall County Development Authority P. O. Box 3280 Gainesville, GA 30503 Attention: Chairman

If to the Lessee:	Fox Factory, Inc. 6634 Highway 53 Braselton, Georgia 30517 Attention: David Haugen

If to the Bondholder:	Fox Factory, Inc. 6634 Highway 53 Braselton, Georgia 30517 Attention: David Haugen
A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer, the Lessee or the Bondholder shall be given to each of the others. The Issuer, the Lessee and the Bondholder may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent. Notices shall be effective upon receipt.
Section 13.2 No Estate in Land. This agreement shall create the relationship of landlord and tenant between the parties hereto; no estate shall pass out of the Issuer. The Lessee shall have only a usufruct in the Project.
Section 13.3. Binding Effect. This Lease shall inure to the benefit of and shall be binding upon the Issuer, the Lessee and their respective successors and assigns.
Section 13.4. Severability. If any provision of this Lease shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.
Section 13.5. Amounts Remaining in Bond Fund. It is agreed by the parties hereto that, subject to and in accordance with the terms and conditions of Section 609 of the Financing Agreement certain surplus moneys remaining in the Bond Fund shall belong and be paid to the Lessee by the Issuer as an overpayment of rents.
Section 13.6. Amendments, Changes and Modifications. Except as otherwise provided in this Lease or in the Financing Agreement, subsequent to the initial issuance of the Bonds and prior to Payment in Full of the Bonds, this Lease may only be amended, changed, modified, altered or terminated by the written agreement of the Issuer and the Lessee and may not be effectively amended, changed, modified, altered or terminated without the concurring written consent of the Bondholder in accordance with the Financing Agreement.

The Lessee and the Issuer, if requested by the Lessee in connection with an authorized assignment by the Lessee of this Lease, shall bifurcate this Lease into two substantially identical leases in order to accommodate the separate assignment of the Lease relating to the Project Equipment and the remainder of the Project subject hereto. In addition, the Lessee and the Issuer agree to amend the Financing Agreement, the Security Deed, the PILOT Agreement and such documents executed in connection with the issuance of the Bonds as necessary to implement such bifurcation by the Issuer and the Lessee.
Section 13.7. Execution Counterparts. This Lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
Section 13.8. Captions. The captions and headings in this Lease are for convenience only and in no way define, limit or describe the scope or intent of any provisions of this Lease.
Section 13.9. Recording of Lease. This Lease (or a Memorandum of Lease acceptable to Issuer and Lessee) and every assignment and modification hereof shall be recorded in the office of the Clerk of the Superior Court of Hall County, Georgia, or in such other office as may be at the time provided by law as the proper place for such recordation.
Section 13.10. Law Governing Construction of Lease. This Lease shall be governed by, and construed in accordance with, the laws of the State of Georgia.
Section 13.11. Net Lease. This Lease shall be deemed a “net lease”, and the Lessee shall pay absolutely net during the Lease Term the rents, revenues and receipts pledged hereunder, without abatement, deduction or set-off other than those herein expressly provided.
IN WITNESS WHEREOF, the Issuer and the Lessee have caused this Lease to be executed under seal in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

GAINESVILLE AND HALL COUNTY DEVELOPMENT AUTHORITY
By: /s/ Philip A. Wilheit
Chairman
Attest: /s/ T. Treadwell Syfan
Secretary

As to the Issuer, signed and sealed and delivered in the presence of:
By: /s/ J. Randall Trot
Witness
By: /s/ D. Thomas Lefevre
Notary Public
My commission expires: February 13, 2024

FOX FACTORY, INC.
By: /s/ John E. Blocher
Name: John E. Blocher
Title: Chief Financial Officer

As to the Lessee, signed and sealed an delivered in the presence of:
By: /s/ Teresa P. Finister
Witness

By: /s/ Sandra Dover
Notary Public
My commission expires: August 2, 2021

EXHIBIT A

DESCRIPTION OF PROJECT FACILITY SITE

(41.224 Acre Tract in Gainesville Industrial Park West)

All that tract or parcel of land lying and being in Land Lot 11 of the 8th District, City of Gainesville, Hall County, Georgia, and being that certain 41.224 acre tract shown on that certain ALTA/NSPS Land Title Survey for FF US Holding, LLC and Chicago Title Insurance Company dated March 29, 2019, last revised April 25, 2019, prepared by Rochester & Associates, Inc., and recorded in Plat Book 877, page 58, Hall County Plat Records, and being more particularly described according to said plat as follows:
Commencing at the intersection of the southerly right of way of Industrial Park West Drive, said right of way being 60 feet in width, with the westerly right of way of State Route 13, a.k.a. Atlanta Highway, said right of way having a variable width; thence proceed along said westerly right of way of State Route 13 in a southwesterly direction 1,249.53 feet to a 1/2 inch rebar found being the TRUE POINT OF BEGINNING;
From the TRUE POINT OF BEGINNING thus establish and continuing along said westerly right of way of State Route 13 South 24 degrees 25 minutes 56 seconds West a distance of 60.00 feet to a 1/2 inch rebar found; thence leaving said westerly right of way and proceeding along the property now or formerly of Industrial Park West Business Center North 65 degrees 45 minutes 01 seconds West a distance of 370.60 feet to a 1/2 inch rebar found; thence South 29 degrees 23 minutes 55 seconds West a distance of 439.51 feet to a 1/2 inch rebar found; thence South 51 degrees 09 minutes 50 seconds West a distance of 771.53 feet to a 1/2 inch rebar found; thence South 30 degrees 35 minutes 12 seconds East a distance of 123.61 feet to a 1/2 inch rebar found; thence proceeding along the property now or formerly of Athens Holdings, L.P. South 52 degrees 34 minutes 46 seconds West a distance of 209.44 feet to a 1/2 inch rebar found; thence proceeding along the property now or formerly of Presco Properties, Inc. North 30 degrees 32 minutes 54 seconds West a distance of 1384.38 feet to a concrete monument found; thence proceeding along the property now or formerly of the City of Gainesville North 73 degrees 28 minutes 06 seconds East a distance of 504.66 feet to a 1/2 inch rebar found; thence North 58 degrees 55 minutes 28 seconds East a distance of 138.38 feet to a 1/2 inch rebar found; thence North 14 degrees 38 minutes 52 seconds West a distance of 197.79 feet to a 1/2 inch rebar found on the aforementioned southerly right of way of Industrial Park West Drive; thence proceeding along said southerly right of way the following courses and distances: along a curve to the left having a radius of 630.00 feet, and an arc length of 278.70 feet, being subtended by a bearing of North 62 degrees 40 minutes 45 seconds East, having a distance of 276.43 feet to a point; North 50 degrees 00 minutes 22 seconds East a distance of 404.23 feet to a point; and along a curve to the right having a radius of 1270.00 feet, and an arc length of 322.20 feet, being subtended by a bearing of North 57 degrees 16 minutes 27 seconds East, having a distance of 321.33 feet to a 1/2 inch rebar found; thence leaving said southerly right of way and proceeding along the property now or formerly of Industrial Park West Business Center, LLC South 16 degrees 22 minutes 12 seconds East a distance of 1059.49 feet to a 1/2 inch rebar found; thence South 65 degrees 45 minutes 01 seconds East a distance of 340.00 feet to the TRUE POINT OF BEGINNING.
Said tract contains 41.224 acres.

EXHIBIT B

DESCRIPTION OF PROJECT FACILITY

The Project Facility consists of a 347,000 square foot building for the manufacture of shock absorbers for automobiles, trucks and motorcycles in Gainesville Industrial Park West on West Park Drive, Gainesville, Hall County, Georgia.

EXHIBIT C
PROJECT EQUIPMENT
I. Description of the 2020 Project Equipment:
All items of personal property located on the Project Facility Site, owned by the Issuer and acquired by the Issuer with part of the proceeds of the Series 2020 Bonds and designated as 2020 Project Equipment, including, without limitation, the following:

[To be provided by an amendment or amendments to the Lease Agreement]

II. Description of the 2021 Project Equipment:
All items of personal property located on the Project Facility Site, owned by the Issuer and acquired by the Issuer with part of the proceeds of the Series 2020 Bonds and designated as 2021 Project Equipment, including, without limitation, the following:

[To be provided by an amendment or amendments to the Lease Agreement]

III. Description of the 2022 Project Equipment:
All items of personal property located on the Project Facility Site, owned by the Issuer and acquired by the Issuer with part of the proceeds of the Series 2020 Bonds and designated as 2022 Project Equipment, including, without limitation, the following:

[To be provided by an amendment or amendments to the Lease Agreement]

EXHIBIT D
PROJECT SUMMARY
Fox Factory, Inc. (“Corporation”), pursuant to the foregoing Lease Agreement between Corporation and the Gainesville and Hall County Development Authority (the “Authority”), has undertaken, for the use and benefit of the Corporation, the acquisition of the Project Facility Site (hereinafter defined) and the acquisition, construction and installation of a facility for the manufacture of shock absorbers for automobiles, trucks and motorcycles (the “Project Facility”) in Gainesville Industrial Park West on West Park Drive, Gainesville, Hall County, Georgia, on the property described in Exhibit A to the Lease Agreement to which this Project Summary is attached (the “Project Facility Site”), and the acquisition and installation in the Project Facility or on the Project Facility Site of certain items of machinery, equipment and related property (the “Project Equipment”), for the use and benefit of the Corporation (the Project Facility, the Project Facility Site and the Project Equipment are hereinafter referred to collectively as the “Project”). The Project Facility is more particularly described on Exhibit B to the Lease Agreement to which this Project Summary is attached. The Project Equipment is more fully described in Exhibit C to the Lease Agreement to which this Project Summary is attached. The Project shall be divided into three phases for funding and investment purposes. The first phase of the Project shall be implemented in 2019 and 2020 and is referred herein as the 2020 Project. The second phase of the Project shall begin in 2021 and is referred to herein as the 2021 Project. The third phase of the Project shall begin in 2022 and is referred to herein as the 2022 Project. Pursuant to the Lease Agreement, Corporation has leased the Project from the Authority. The Authority or Corporation, as the exclusive agent of the Authority, will acquire, construct and install the Project.
The Project will require expenditures presently estimated not to exceed $75,000,000 and is expected to increase employment in the area served by the Authority by approximately 791 jobs within five years from the date hereof.

EXHIBIT E
BILL OF SALE
(PROJECT EQUIPMENT)
This BILL OF SALE, (the “Bill of Sale”) dated the date hereof by the hereinafter described Grantee, by and between the GAINESVILLE AND HALL COUNTY DEVELOPMENT AUTHORITY (the “Grantor”) and FOX FACTORY, INC., a California corporation, as grantee (the “Grantee”):
W I T N E S E T H:
WHEREAS, the Grantor and the Grantee have entered into a Lease Agreement, dated as of June 1, 2020 (the “Lease Agreement”); and
WHEREAS, the Grantor and the Grantee, pursuant to the terms of the Lease Agreement have agreed to enter into this Bill of Sale; and
WHEREAS, all capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Lease Agreement; and
WHEREAS, the Grantor desires to assign its right, title and interest in and to the Project Equipment to the Grantee and to execute a Bill of Sale with respect to all property rights it has in and to the Project Equipment;
NOW THEREFORE, in consideration of the premises and the respective undertakings and agreements hereinafter set forth, THE GRANTOR HEREBY AGREES AS FOLLOWS:
1. The Grantor hereby, with effect as and from the date hereof, grants, assigns, transfers and conveys to the Grantee, all of its right, title and interest in, to and under the Project Equipment.
2. The Grantor warrants to the Grantee that the Grantor holds title in and to the Project Equipment, free of all claims of all persons whomsoever claiming by, through or under the Grantor.
3. The Grantee hereby accepts the Assignment of all of the foregoing rights, title and interest of the Grantor in, to and under the Project Equipment.
4. The Grantor does hereby bargain, sell and convey to the Grantee its interest, if any, in the Project Equipment and being more particularly described in Exhibit “A” attached hereto, such property being free from all claims of all persons whomsoever claiming by, through or under the Grantor.
THE GRANTOR AND THE GRANTEE FURTHER AGREE AS FOLLOWS:
The Grantor, in consideration of the sum of Ten Dollars ($10.00) by it in hand paid at and before the sealing of these presents (the receipt whereof is hereby acknowledged), has granted, bargained, sold and released, and by these presents does grant, bargain, sell and release, unto the said Grantee, its successors and assigns, whatever right, title, and interest the Grantor does possess, and does by these presents demise, release, and forever quitclaim unto the Grantee all of the interest of the Grantor, if any, in and to the Project Equipment;
TOGETHER, with all and singular the rights, tenements, hereditaments and appurtenances to the said Project Equipment belonging or in anywise incident or appertaining.
TO HAVE AND TO HOLD, all and singular the said property before mentioned unto the said Grantee, its successors and assigns forever.
The Grantor agrees that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such consents, assignments or other agreements supplemental thereto and such further acts, instruments and transfers as the Grantee may reasonably require for the better giving, granting, assigning, pledging, conveying, mortgaging, transferring, assuring and confirming unto the Grantee all and singular the rights of the Grantor in and to the Project Equipment.
IN WITNESS WHEREOF, the Gainesville and Hall County Development Authority, has caused these presents to be executed in its name and its corporate seal to be hereto affixed this _____ day of _________________, 20___.

GAINESVILLE AND HALL COUNTY
DEVELOPMENT AUTHORITY

By: ______________________________
Chairman
              Attest: _____________________________
                Secretary

                (SEAL)
Signed, sealed and delivered in
the presence of:
______________________________
Witness
______________________________
Notary Public
MY Commission Expires:________
(NOTARIAL SEAL)

EXHIBIT F
WARRANTY DEED
LIMITED WARRANTY DEED
GEORGIA, COUNTY OF HALL
THIS INDENTURE, made this ____ day of __________, 20____, between GAINESVILLE AND HALL COUNTY DEVELOPMENT AUTHORITY, a public body corporate and politic and an instrumentality of the City of Gainesville and Hall County, Georgia (hereinafter called “GRANTOR”), and FOX FACTORY, INC., a California corporation (hereinafter called “GRANTEE”).
WITNESSETH: That the said GRANTOR, for and in consideration of the sum of TEN DOLLARS AND OTHER VALUABLE CONSIDERATION ($10.00) Dollars, in hand paid at and before the sealing and delivery of these presents, the receipt of which is hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell and convey unto the said GRANTEE the property described on Exhibit “A” attached hereto and incorporated herein by reference.
TO HAVE AND TO HOLD the said tract or parcel of land with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behoof of the said GRANTEE, forever, in FEE SIMPLE.
AND THE SAID GRANTOR will warrant and forever defend the right and title to the above described property unto the said GRANTEE against the claims of all persons claiming under GRANTOR.
WHEREVER there is a reference herein to the GRANTOR or the GRANTEE, the singular includes the plural and the masculine includes the feminine and the neuter, and said terms include and bind the heirs, executors, administrators, successors and assigns of the parties hereto.
IN WITNESS WHEREOF, the said GRANTOR has executed this deed under seal, the day and year above written.
Signed, sealed and delivered    GAINESVILLE AND HALL COUNTY
in presence of:      DEVELOPMENT AUTHORITY
____________________________   By: ________________________________
Unofficial Witness      Chairman

____________________________   Attest: _____________________________
Notary Public       Secretary
My Commission Expires: _______
               (SEAL)
        (SEAL)

EXHIBIT G
FORM OF AMENDMENT TO LEASE AGREEMENT
        Number _______
THIS AMENDMENT TO LEASE AGREEMENT, dated as of _________, _____, between the GAINESVILLE AND HALL COUNTY DEVELOPMENT AUTHORITY (the “Authority”), a public body corporate and politic and an instrumentality of the City of Gainesville and Hall County, Georgia, duly organized and existing under the Constitution and laws of the State of Georgia, as Lessor, and FOX FACTORY, INC. (the “Lessee”), a California corporation.
W I T N E S E T H:
WHEREAS, the Authority and the Lessee have heretofore entered into a Lease Agreement, dated as of June 1, 2020 (said Lease Agreement, as from time to time modified or amended, is herein called the “Lease”), relating to the Project (as defined in the Lease); and
WHEREAS, the Authority and the Lessee have now determined that it is necessary to amend the Lease in certain respects to reflect the [removal from] [addition to] the description of Project , the items described in Exhibit “1” hereto; and
NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter contained, the Authority and the Lessee agree to and do hereby amend the Lease to modify the description of the Project, contained as Exhibit “_______” attached thereto in order to [remove therefrom] [add thereto], effective as of the date hereof, the items described in Exhibit “1” to this Amendment to Lease Agreement.
Section 1. Amendment of Lease. The Lease shall be deemed to be modified and amended in accordance with the provisions of this Amendment to Lease Agreement and the respective rights, duties and obligations of the Authority and the Lessee under the Lease shall hereafter be determined, exercised and enforced under the Lease subject in all respects to this Amendment to Lease Agreement, and all the terms and conditions of this Amendment to the Lease Agreement shall be part of the terms and conditions of the Lease for any and all purposes.
All references in the Lease to the Project, described in Exhibit “______” thereof shall refer to said Exhibit as hereby amended and modified.
Section 2. Execution in Counterparts. This Amendment to Lease Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
Section 3. Recordation. This Amendment to Lease Agreement may be recorded in the office of the Superior Court of Hall County, or in such other office as may be at the time provided by law as the proper place for such recordation.
Section 4. Lease to Continue in Full Force and Effect. All other terms of the Lease shall continue in full force and effect subject to this Amendment to Lease Agreement as set forth herein.
IN WITNESS WHEREOF, the Authority and the Lessee have caused this Amendment to the Lease Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers as of _____________, 20___.

GAINESVILLE AND HALL COUNTY
DEVELOPMENT AUTHORITY
By: ______________________________
(SEAL)       Chairman
Attest:
_____________________________
Secretary
Signed, sealed and delivered
in the presence of
______________________________
Witness
______________________________
Notary Public
My commission expires:________
(NOTARIAL SEAL)
FOX FACTORY, INC.

By:________________________________
Title:___________________________

               (CORPORATE SEAL)
Signed, sealed and delivered
in the presence of:
______________________________
Witness
______________________________
Notary Public
My commission expires:________
(NOTARIAL SEAL)
EXHIBIT H
REQUISITION AND CERTIFICATE
Requisition and Certificate No._____
Reference to Bill of Sale No.
Date: ____________, 20____
Amount of Requisition: $______________
Gainesville and Hall County Development Authority (the “Issuer”)

RE: Financing Agreement, dated as of June 1, 2020, relating to Gainesville and Hall County Development Authority Taxable Industrial Revenue Bonds (Fox Factory, Inc. Project), Series 2020, in an aggregate principal amount not to exceed $75,000,000

Gentlemen:
All capitalized terms used but not defined herein shall have the meanings assigned to them in that certain Lease Agreement, dated as of June 1, 2020, by and between the Gainesville and Hall County Development Authority and Fox Factory, Inc.
This is a requisition for payment from the Gainesville and Hall County Development Authority Project Fund — Fox Factory, Inc. Project, of an obligation in the stated amount incurred by or on behalf of the Issuer in connection with the issuance of the Series 2020 Bonds in caption or the acquisition, construction and installation of the Project.
1. This obligation is a proper charge against the Project Fund, the payment thereof is being made in connection with the Project and has not been the basis of any previous withdrawal from the Project Fund.
2. No other certificate in respect of the foregoing obligation is being or has been previously delivered to the Issuer.
3. The Lessee has no notice of any vendor’s, mechanic’s, or other liens or right to liens, chattel mortgages or conditional sales contracts, or other contracts or obligations (other than those being contested in good faith as permitted in Section 6.1(c) of the Lease Agreement) which should be satisfied or discharged before such payment is made; and
4. Such requisition contains no item representing payment on account of any retained percentages which the Issuer or the Lessee is, as of the date of such requisition, entitled to retain under retained percentage agreements.
5. Purpose and circumstances of such obligation: reimbursement of costs of the Project owing to Fox Factory, Inc.
6. A bill or statement of account for such obligation is available upon request made to the Lessee.
7. If not covered by the Lease Agreement as originally executed, a Lease Amendment relating to the portion of the Project for which such obligation has been incurred is attached hereto, and has been executed by the Lessee. If not personal property previously acquired by or conveyed to Issuer, the Lease Amendment and this Requisition and Certificate relate to those portions of the Project conveyed to the Issuer by Bill of Sale attached hereto and numbered as described above.
8. We have no notice of any vendors’, mechanics, or other liens or right to liens, chattel mortgages or conditional sales contracts, or other contracts or obligations (other than those being contested in good faith as permitted by Section 6.1 of the Lease Agreement) which should be satisfied or discharged before payment of such obligation is made.
9. This requisition contains no item representing payment on account of any retained percentages which the Issuer or the Lessee is, as of the date of such requisition, entitled to retain under retained percentage agreements.
All of the foregoing is hereby certified.
By:___________________________
Authorized Lessee Representative

Insofar as the disbursement requested hereby is to pay obligations incurred for labor, services, material, supplies or equipment in connection with the acquisition, construction and installation of the Project, such labor and services were to the Lessee’s knowledge performed and such material, supplies or equipment were or are to be used in connection with the acquisition, construction and installation of the Project or delivered at the site of the Project for such purpose. This requisition includes by attachment hereto the bill of sale necessary to convey title in and to the items of leased equipment comprising the Project for which reimbursement is sought to the Issuer.
This requisition is given without prejudice against any rights of the Issuer or the Lessee against third parties which exist on the date hereof.
_________________________________
Authorized Lessee Representative
(Attachment to Requisition and Certificate)
Number ______
BILL OF SALE
STATE OF __________  )
        )
COUNTY OF ___________  )
KNOW ALL MEN BY THESE PRESENTS
that Fox Factory, Inc., a Georgia corporation (the “Grantor”), for and in consideration of the sum of TEN DOLLARS($10.00) and other good and valuable consideration in hand paid to the Grantor by the Gainesville and Hall County Development Authority, a public body corporate and politic and an instrumentality of the City of Gainesville and Hall County, Georgia, duly organized and existing under the Constitution and laws of the State of Georgia, (the “Grantee”), the receipt and sufficiency of which is hereby acknowledged, has transferred, bargained, sold and conveyed and by these presents does hereby transfer, bargain, sell and convey unto the Grantee and its successors and assigns, the machinery, equipment and related personal property located in the Project Facility or on the Project Facility Site in Gainesville, Hall County, Georgia, which machinery, equipment and related personal property is more particularly described in Exhibit “A” attached hereto.
TO HAVE AND TO HOLD the said machinery, equipment and related personal property unto the Grantee, its successors and assigns, to its only proper use, benefit and behalf forever.
The Grantor warrants that said machinery, equipment and related personal property is the property of the Grantor and is free from all liens, security interests and encumbrances other than Permitted Encumbrances” (defined in the Lease Agreement between the Grantor and the Grantee, dated as of June 1, 2020), and that the Grantor is authorized to give this Bill of Sale with respect thereto.
This Bill of Sale is made without general covenants of warranty except as set forth in the preceding paragraph, and all of said personal property is conveyed by the Grantor to the Grantee and accepted by the Grantee in the condition in which it exists and without any representation by the Grantor as to condition thereof or the suitability thereof for any particular use or purpose.
IN WITNESS WHEREOF, the Grantor has caused this Bill of Sale to be executed in its name by an authorized officer and its corporate seal to be affixed hereto and attested by an authorized officer, all as of the ______ day of ______________,_____.

             FOX FACTORY, INC.

By:__________________________________
Title: ___________________________
               (CORPORATE SEAL)
WITNESSES:
______________________________
______________________________

EXHIBIT I
PERMITTED ENCUMBRANCES
Project:

1. Deed to Secure Debt and Security Agreement, dated as of June 1, 2020, between Gainesville and Hall County Development Authority and Fox Factory, Inc. recorded in the Hall County, Georgia Deed Records.
2. State and County taxes for 2020 and all subsequent years, which taxes are not yet due or payable, and any additional taxes, interest and/or penalties which may be assessed for prior tax years by virtue of adjustment, reappraisal, reassessment, appeal or other amendment to the tax records of the city or county in which subject property is located.
3. Unfiled and inchoate mechanics, and materialmen’s liens for construction work in progress.
4.  Architects’, contractors’, subcontractors’, mechanics’, materialmen’s, suppliers’, laborers, and vendors’ liens or other similar liens not then payable or permitted to exist as provided in Section 6.1(c) of the Lease Agreement.
5.  Declaration of Covenants, Restrictions and Easements for Gainesville Industrial Park West, dated October 23, 2018, recorded in Deed Book 8168, pages 209-222, Hall County, Georgia Deed Records, as amended by Amendment to Declaration of Covenants, dated December 4, 2018, recorded in Deed Book 8190, page 663, aforesaid records.
7. Expanded Stream Buffer Conservation Easement, dated April 1, 2008, from Koch Foods of Gainesville LLC, recorded in Deed Book 6312, pages 595-612, Hall County Deed Records.
8.  Sanitary Sewer Easement, dated March 25, 2019, from Gainesville and Hall County Development Authority to City of Gainesville, recorded in Deed Book 8239, page 310, Hall County Deed Records.
9.  Those matters shown on a plat of survey entitled “ALTA/NSPS Land Title Survey for FF US Holding LLC and Chicago Title Insurance Company,” dated March 29, 2019, last revised April 25, 2019, prepared by Rochester & Associates, Inc., Georgia Registered Land Surveyors, recorded in Plat Book 877, page 58, Hall County Plat Records.
10. Deed restrictions set forth in that certain limited warranty deed, dated April 30, 2019, from Gainesville and Hall County Development Authority to FF US Holding LLC, recorded in Deed Book 8257, page 533, Hall County Deed Records.
11. Construction (Slope) Easement, dated December 10, 2019, from Presco Properties, Inc. to FF US Holding LLC, recorded in Deed Book 8388, page 597, Hall County Deed Records.
12. Release/Modification and Grant of Stream Buffer Conservation Easement, dated October 21, 2019, between FF US Holding LLC and the City of Gainesville, recorded in Deed Book 8356, page 781, Hall County Deed Records.
13. Construction (Slope) Easement, dated December 10, 2019, from Industrial Park West Business Center, LLC to FF US Holding LLC, recorded in Deed Book 8388, page 600, Hall County Deed Records.
14. Driveway Easement, dated December 10, 2019, from FF US Holding LLC to Presco Properties, Inc., recorded in Deed Book 8388, page 603, Hall County Deed Records.
15. Driveway Easement, dated December 10, 2019, from FF US Holding LLC to Industrial Park West Business Center, LLC, recorded in Deed Book 8388, page 609, Hall County Deed Records.